099999\14127737v20 1 CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. LIMITED LIABILITY COMPANY AGREEMENT OF TMVP BTR VENTURE, LLC THIS LIMITED LIABILITY COMPANY AGREEMENT OF TMVP BTR VENTURE, LLC (this “Agreement”) is made and entered into as of April 26, 2022 (the “Effective Date”), by and between TM BTR VENTURE LLC, a Delaware limited liability company (“Builder”), and VP MOONDANCE HOLDINGS LLC, a Delaware limited liability company (“Investor”). Initially capitalized terms in this Agreement shall have the meanings set forth in Section 1.7, elsewhere in this Agreement as identified in the “Index of Defined Terms” attached to this Agreement or in the Tax Appendix. R E C I T A L S A. TMVP BTR Venture, LLC (the “Company”) was formed as a limited liability company, pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18 101 et seq., as the same may be amended from time to time (the “Act”), by filing the certificate of formation with the Secretary of State of the State of Delaware on December 8, 2021, as SR 2021-6455996 (the “Certificate of Formation”). B. The parties deem a limited liability company agreement to be necessary and advisable to set out their agreement as to the conduct of business and the affairs of the Company and desire to enter into this Agreement. NOW, THEREFORE, the parties hereby agree as follows: ARTICLE I FORMATION AND PURPOSE OF COMPANY; DEFINITIONS Section 1.1 Formation. The Company has been formed by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. Section 1.2 Name. The Company’s business shall be conducted solely under the name of “TMVP BTR Venture, LLC”. Section 1.3 Term. The term of the Company shall be from the date hereof until the Company is dissolved as hereinafter provided. Section 1.4 Purpose. 1.4.1 Generally. The purposes for which the Company is formed are, and the business of the Company shall be, to, either directly or indirectly (through a Subsidiary

099999\14127737v20 2 Entity), (a) pursue and acquire fully entitled and completely or partially permitted land plats, parcels or lots that have not been subdivided for the sale of separate single-family residences (each a “BTR Parcel”), and (b) upon acquisition of a BTR Parcel, develop and operate horizontal apartment units as a single site like a multi-family apartment project. The Company intends to use the Approved Projects in the manner contemplated by the applicable Approved Package or otherwise approved by the Board and to engage in all activities related and incidental thereto. 1.4.2 Tranches. The business of the Company initially shall be allocated between and accounted for as two separate tranches of Subsidiary Entities, Approved Projects and BTR Parcels for the purposes described in Section 1.4, which shall be referred to herein as “Tranche I” or “Tranche II”. Tranche I and Tranche II are sometimes referred herein individually as a “Tranche” or collectively as the “Tranches”. The economics of each Tranche will be treated separately except as otherwise expressly provided in Section 2.5.4. Each reference to a Tranche in this Agreement shall include the Subsidiary Entities, the Approved Projects and the BTR Parcels within such Tranche. Each Tranche has separate rights, powers, obligations, funding obligations, distributions, profit, losses and duties with respect to the Subsidiary Entities, Approved Projects and BTR Parcels within such Tranche, all of which is more particularly described in Section 2.5. Section 1.5 Registered Office; Principal Office. The principal place of business and mailing address of the Company shall be located at c/o Taylor Morrison Home Corporation, 4900 N. Scottsdale Road, Suite 2200, Scottsdale, Arizona 85251 or such other additional location as Manager may from time to time designate with the Board’s approval. The name and address of the Company’s registered agent shall be National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904, or such other registered agent as Manager may from time to time designate. Section 1.6 Subsidiary Entity. The Members intend that the Company will own each Approved For-Rent Development Project through one or more wholly owned subsidiaries (individually and collectively, a “Subsidiary Entity”) unless otherwise approved by the Board. In addition, the Company shall pursue Approved Pursuit Projects through a Subsidiary Entity formed solely for the purpose of pursuing Approved Pursuit Projects. Any provision of this Agreement giving Manager the authority to take any action or refrain from taking any action, or to cause the Company to take any action or refrain from taking any action, shall be interpreted to give Manager the identical authority with respect to each Subsidiary Entity. Any provision of this Agreement that limits Manager’s authority or requires Manager to obtain the Members’ approval with respect to the Company shall be interpreted to impose the identical limitation on authority or approval rights with respect to each Subsidiary Entity. Any provision of this Agreement that entitles Manager to indemnification shall entitle Manager to the same indemnification rights with respect to a Subsidiary Entity’s activities. Any provision of this Agreement that limits Manager’s or a Member’s duties (fiduciary or otherwise), obligations or liabilities with respect to the Company shall be interpreted to impose the identical limitation on Manager or such Member with respect to each Subsidiary Entity.

099999\14127737v20 3 Section 1.7 Certain Defined Terms. “Adjusted Labor Budget” means, with respect to an Approved Budget, the amount of hard costs of the applicable Approved Project (including hard costs for services and labor but excluding hard costs for materials) as (A) set forth in the Approved Budget, and (B) increased each calendar year by the same percentage increase, if any, in the ECI from (i) December of the calendar year in which the Approved Budget was last amended with the Board’s approval to (ii) December of the then calendar year when Manager is determining the CM Fee Base or the Pre- Development Fee Base. “Affiliate” of a Person (or words of similar import, whether or not capitalized) means any corporation, partnership, limited liability company, trust or other Person controlling or under common control with the Person in question (whether directly or indirectly through one or more intermediaries). However, neither the Company nor a Subsidiary Entity shall be deemed to be an Affiliate of Manager or a Member. For the purpose of this definition, the defined term “Restricted Person” and Sections 8.2 and 8.3, “control” means, with respect to a Person, the possession, directly or indirectly, of more than 50% of the voting interests in such Person. “Apartment Unit” means a “for-rent” attached or detached rental unit that will, together with other Apartments Units, be operated as a single unified multi-family rental project and not sold to individual consumer buyers. For sake of clarity, even if an Apartment Unit resembles a “for sale” single-family residential dwelling, such Apartment Unit will only be sold as part of an Approved Project together with the other Apartment Units within such Approved Project. “Applicable Rate” means the lesser of (A) an interest rate of [**]% per annum, compounded annually, or (B) the maximum interest rate permitted by applicable law. “Approved Budgets” means, collectively, the project budgets for the Approved Projects, together with such modifications, supplements and amendments thereto (subject to obtaining the Board’s approval if such approval is required under Section 5.2). Unless otherwise approved by the Board, each project budget shall be created in MS Excel (or, if MS Excel ceases to be available, such other software reasonably selected by the Submitting Party) and shall contain detailed information on cost, revenue and monthly cashflow. “Approved Contribution Value” means a value ascribed to a Contributed Property that has been approved by all Members. “Approved For-Rent Development Project” means a Proposed Project approved by the Members and acquired by the Company or a Subsidiary Entity. “Approved Packages” means, collectively, the Proposal Packages for Approved Projects, together with such modifications, supplements and amendments thereto (subject to obtaining the Board’s approval if such approval is required under Section 5.2). “Approved Project” means an Approved For-Rent Development Project or an Approved Pursuit Project, as the case may be.

099999\14127737v20 4 “Approved Pursuit Project” means a Proposed Project approved by the Members with respect to which the Company or a Subsidiary Entity will negotiate a Purchase Agreement and, if approved by the Members, execute such Purchase Agreement. “Arbitrator” means an individual who: (A) to the extent reasonably possible, has experience in the specific matters in dispute and in the arbitration of commercial real estate disputes generally; (B) is independent of each Member; and (C) is a lawyer, retired lawyer or retired judge. In the event that (i) the Members are unable to agree upon an Arbitrator within seven Business Days after the PDR Triggering Member and the PDR Responding Member both elect to bid on the Dispute Project under Article 11, (ii) the appraisers are unable to agree upon a third appraiser within seven Business Days after a Member requests the other two appraisers to appoint a third appraiser, or (iii) the Arbitrator appointed by the Members is unable or unwilling to serve as arbitrator, then either Member may petition the Delaware Court of Chancery to appoint an arbitrator using the same procedures that would be implement if the Delaware Court of Chancery was appointing an arbitrator under Section 5805 of the Delaware Rapid Arbitration Act, 10 Del. C. § 5801, et seq. “Available Cash” means, with respect to each Tranche, all cash from such Tranche on hand and in banks, savings and loan associations and cash equivalents, after taking into account any restrictions under loan documents and any other Company financings (including payment of Financing Fees, if any), and after payment or provision for payment of all Company obligations, anticipated expenditures, provision for Working Capital and Reserves, in each case, for such Tranche. “Bad Conduct” means, with respect to a Person, acts constituting gross negligence, willful or wanton misconduct or fraud arising out of the performance of such Person’s obligations or duties under this Agreement. “Bankruptcy Event” means with, respect to a Person, the commencement or occurrence of any of the following with respect to such Person: (A) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under another applicable state bankruptcy law; (B) the appointment of a trustee or receiver of all or substantially all of such Person’s property interests; or (C) an attachment of all or substantial all of such Person’s property interests; except that such event shall not be a Bankruptcy Event if the same is (i) involuntary and not consented to in writing, (ii) contested within 60 days after such Person or its Affiliate has received written notice thereof, and (iii) dismissed or set aside, as the case may be, within 150 days of the commencement thereof. “Board” means the Company’s board consisting of four Board Representatives, two of whom shall be appointed by Investor and two of whom shall be appointed by Builder. “Board Representative” means a natural person appointed by Investor or Builder to serve as a representative on the Board. Each appointee may be removed and replaced in the sole discretion of the Member that appointed him or her. “Budgeted Costs” means those Project Costs set forth in an Approved Budget.

099999\14127737v20 5 “Buy Price” means a price equal to the distributions that would be made to FL Triggering Member upon a liquidation of the Company under Section 12.2 if the Company’s assets had been sold based on, as applicable, the Mutual Valuation, the Non-Triggering Member Valuation or the Fair Market Value, in each case, subject to adjustment for the allocations in Section 13.5.6. “Capital Call” means a written request for capital issued by Manager for any one or more of (A) Budgeted Costs, (B) Unbudgeted Permitted Organizational Costs up to $[**] per calendar year, (C) Unbudgeted Permitted Project Costs for an Approved Project provided that the amount of such Unbudgeted Permitted Project Costs for such Approved Project does not exceed $[**] or, if such limit is reached, the new limit approved by the Members for such Approved Project, (D) an amount necessary to restore Working Capital or Warranty Reserves, or (E) an amount necessary to pay Warranty Expenses that exceed the Warranty Reserve. Each Capital Call shall contain (i) a reasonable description of the Project Costs (including the portion of the Pre-Development Fee and CM Fee) to be paid from the proceeds contributed by the Members, (ii) a reconciliation with the Approved Budget, (iii) invoices, bills or, if neither an invoice nor a bill is available, other information to substantiate the Project Costs that have been incurred or are anticipated to be incurred, and (iv) the designation of Mandatory Capital or Discretionary Capital, as applicable. “Capital Contributions” means all capital contributions made (or deemed made) by a Member to the Company, including (A) cash and cash equivalents, and (B) the Total Contribution Value of a Contributed Property. “CTC” means Christopher Todd Communities, LLC, an Arizona limited liability company. “Claim/Loss” or “Claims/Losses” means any obligation, liability, claim, suit, action, proceeding, investigation, dispute, cost or expense (including any judgment, award, settlement, reasonable attorneys’ fees, reasonable consultant and expert fees, and other costs and expenses incurred in connection with the defense or resolution of any actual or threatened suit, action, proceeding, investigation, dispute or claim, including appellate or bankruptcy proceedings, and any collection or enforcement costs). “CM Fee Base” means the total hard costs relating to construction of the applicable Approved Project (excluding hard costs included in the Pre-Development Fee Base and land costs) for the applicable Approved Project; except that (A) the CM Fee Base shall not include cost overruns that would not have been incurred absent a material breach on the part of Manager under this Agreement (while Builder is Manager) or a material breach on the part of Construction Manager under the applicable Construction Management Agreement, and (B) the CM Fee Base for an Approved Project shall not exceed the sum of (i) the hard costs for materials relating to construction of the applicable Approved Project set forth in the Approved Budget, and (ii) the Adjusted Labor Budget. “CM Responsible Cost Overruns” shall, with respect to an Approved Project, have the meaning set forth in the applicable Construction Management Agreement. “Company Asset” means each asset in which the Company owns a direct or indirect interest.

099999\14127737v20 6 “Company Payment” shall, with respect to a Contributed Property, have the meaning set forth in the applicable Contribution Agreement. “Contributed Property” means property (other than cash or cash equivalents) that has been approved by the Members to be contributed by a Member to the Company (or to a Subsidiary Entity on behalf of the Company). “Contributing Member Corresponding Funded Amount” means, with respect to a specified Capital Call, if a Non-Contributing Member funds a portion of the Capital Contributions specified in such Capital Call (but fails to fund its entire share of the Capital Contributions specified in such Capital Call), an amount (if any) equal to (A) the quotient derived when dividing (i) the Non-Contributing Member Funded Amount with respect to such Capital Call by (ii) the Non-Contributing Member’s Percentage Interest, times (B) the Contributing Member’s Percentage Interest. If the Non-Contributing Member Funded Amount with respect to such Capital Call is zero dollars, then the Contributing Member Corresponding Funded Amount with respect to such Capital Call shall also be zero dollars. “Contributing Member Excess Capital Share” means, with respect to a specified Capital Call, if (A) the sum of (i) the Capital Contributions funded by a Non-Contributing Member with respect to such Capital Call plus (ii) the Non-Contributing Member Funded Amount is less than the Non-Contributing Member’s entire share of the Capital Contributions specified in such Capital Call, and (B) a Contributing Member funds more than the Contributing Member Corresponding Funded Amount with respect to such Capital Call, the portion of such Capital Call funded by such Contributing Member that exceeds the Contributing Member Corresponding Funded Amount. “Cure Period” means (A) in connection with a monetary default, 10 business days after written notice to a defaulting Member specifying the nature of a default or breach under this Agreement; and (B) in connection with a non-monetary default, 30 days after written notice to a defaulting Member specifying the nature of a default or breach under this Agreement (provided, however, that if such non-monetary default cannot reasonably be cured within such 30-day period, and such defaulting Member promptly commences the cure of such default and diligently pursues such cure to completion, then such 30-day period shall be extended to the extent reasonably necessary). “Date of Value” means the date on which FL Triggering Member delivers a Forced Liquidation Notice. “Discretionary Capital” means, as of the applicable measuring date, all Capital Contributions other than those Capital Contributions for Mandatory Capital. “Disposition PSA” means (A) a purchase and sale agreement relating to the sale of all or any portion of the Company Assets to a Third-Party Potential Purchaser that complies in all material respects with the terms contained in this Agreement and has otherwise been approved by the Board, or (B) a purchase and sale agreement relating to the sale of all or any portion of the Company Assets to a Member or its Affiliate that complies in all material respects with the terms contained in this Agreement and has otherwise been approved by the Member that is neither the purchasing Member nor an Affiliate of the purchasing Member. Unless waived by the Board,

099999\14127737v20 7 (i) each Disposition PSA shall contain the PSA Required Terms, (ii) each Disposition PSA between the Company or a Subsidiary, on the one hand, and a Member or its Affiliate, on the other hand, shall contain the PSA Preferred Terms, (iii) the Company shall use commercially reasonable efforts to include those PSA Preferred Terms described in Paragraphs 1 and 2 of Part II in Exhibit D in each Disposition PSA that is also a Third-Party PSA, and (iv) the Company shall use best efforts to include those PSA Preferred Terms described in Paragraph 3 of Part II in Exhibit D in each Disposition PSA that is also a Third-Party PSA. “Distributable Cash” means, with respect to a Tranche, all Available Cash on the date of any proposed distribution for such Tranche pursuant to this Agreement. “ECI” means, as used in this Agreement, the Employment Cost Index issued by the U.S. Bureau of Labor Statistics set forth in the table for “Wages and salaries (not seasonally adjusted): Employment Cost Index for wages and salaries, for private industry workers, by occupational group and industry” in the row corresponding to “Construction” under the heading “Goods- producing industries” or, if the ECI ceases to be published or the subject index is no longer published, Manager shall select an index to approximate the ECI and shall use such replacement index in lieu of the ECI, which replacement index shall be subject to the Board’s approval acting in its reasonable discretion. “Employee Misconduct” means conduct attributable to an employee of a Member or its Affiliate involving Bad Conduct in connection with the Company or a Subsidiary Entity. “Excluded Materials” means (A) reports or studies that have been superseded by subsequent reports or studies, (B) with respect to attorneys engaged by a Member (as opposed to attorneys engaged by the Company or a Subsidiary Entity), material that is subject to attorney- client privilege or attorney work product, (C) financial documents relating to a Member or its Affiliates (other than evidence of due authorization and organization required under this Agreement and as required to verify such Person is not a Restricted Person), or (D) material that a Member or its Affiliate is legally required not to disclose, including a Person’s compliance with security regulations governing publicly-traded company’s disclosure of non-public information. To the extent that the disclosure of information or agreements is restricted by an agreement with a third-party Person, such Member shall exercise commercially reasonable efforts to obtain the approval of such third-party Person to permit the disclosure of such information. “Excluded Opportunity” means a project involving acquisition, development or sale of real property that falls within any one or more of the following: (A) Builder determines does not conform with the Investment Parameters; (B) Builder or its Affiliate intends to acquire such project for any reason other than to commence construction of a project containing Apartment Units prior to the expiration of the Investment Period; (C) such project is listed on Exhibit I; (D) the apartment units at such project will be constructed as part of a garden-style, Texas-wrap, podium or other traditional apartment complex; or (E) Builder or it Affiliate intends to sell all or a portion of the units at such project to Persons in the business of renting single-family residences (such as, without limitation, American Homes 4Rent, Invitation Homes, Home Partners of America, etc.) provided that the relevant project described in this clause (E) is not a single plat apartment project.

099999\14127737v20 8 “Exclusivity Termination Event” means any one or more of (A) a material breach on the part of Investor, (B) more than two PDR Trigger Notices have been delivered, or (C) a Three- Strikes Event. “Excusable Delay” means, with respect to the Project Schedule, delays caused by any one or more of the following: (A) strikes, lockouts or other labor or industrial disturbances of a regional or national character; (B) civil disturbance; (C) future order of or delay caused by any government, court or regulatory body claiming jurisdiction (including delays in processing or release of necessary permits); (D) tariffs; (E) a default by a contractor, a design professional and any third- party Person not affiliated with Builder; (F) act of the public enemy, war, riot, terrorism, sabotage, blockade or embargo; (G) failure or inability to secure materials, supplies, utilities or labor through ordinary sources by reason of shortages or priority, system failure (e.g., failure causing interruption of electricity, telecommunications, water or other utilities) or regulation or order of any government or regulatory body; (H) epidemics or pandemics; (I) lightning, earthquake, fire, storm, hurricane, tornado, flood or other Acts of God of unusual duration or volume (including, rain delays in excess of the permitted days for rain delay specified in the general construction contract); (J) transportation disasters, whether by sea, rail, air or land; (K) financial crises of a nature materially affecting the purchase and sale of investment securities or the closing of the New York Stock Exchange or industry-wide closing of banks other than normal closing dates; or (L) other delays reasonably beyond Builder’s or its Affiliate’s control. “Excused Employee Misconduct” means Employee Misconduct that is excused because, after the applicable Member learns of the Employee Misconduct, such Member (A) removes the employee who committed Employee Misconduct from any future association with the Company or a Subsidiary Entity, and (B) reimburses the Company for losses incurred by the Company by reason of such Employee Misconduct (after deducting insurance proceeds received by the Company or a Subsidiary Entity in connection with such Employee Misconduct). “Fair Market Value” means the fair market value of the real property owned by the Company or a Subsidiary Entity (without double-counting) on the Date of Value, which shall be determined by an appraiser appointed by the Members having at least 10 years of experience appraising similar real property in the city or county in which such real property is located. The fees and costs of the appraiser shall be paid by the Company and deducted from the Fair Market Value when determining the Buy Price. If the Members are unable to agree upon an appraiser, each Member shall have 30 days from the date of the Responsive Notice (or, if Builder fails to deliver a Responsive Notice, 30 days from the expiration of the Responsive Notice Period) to select an appraiser to determine the Fair Market Value. If a Member fails to timely select an appraiser, the appraiser selected by the other Member shall determine the Fair Market Value. If two appraisers are selected, the two appraisers shall select a third appraiser after completing the appraisals, who shall select one of the two appraisals as the Fair Market Value. Any inability to agree upon a third appraiser shall be resolved by an Arbitrator who has been appointed by either the Members or, if the Members are unable to agree on an Arbitrator, the Delaware Court of Chancery. “Financing Fee” means, with respect to a Loan obtained by the Company or a Subsidiary Entity from a Lender not affiliated with Värde or TMHC, a fee equal to [**]% of the proceeds disbursed by the Lender under such Loan (other than amounts disbursed by Lender after a default

099999\14127737v20 9 has occurred on the part of the Company or a Subsidiary Entity under such Loan, including any one or more of default interest, protective advances or Lender’s attorneys’ fees and court costs); provided, however, that, (A) if refinancing is obtained to replace one or more existing Loans, a Financing Fee shall only be payable with respect to the disbursed portion of the new Loan (i.e., the refinancing) that exceeds the disbursed portion of the existing Loan (e.g., in other words, the fee shall be calculated based on the incremental additional proceeds disbursed under the new Loan), and (B) the aggregate Financing Fees paid to a Member shall not exceed $[**] for both Tranches (combined). “Fundamental Decisions” means those Major Decisions identified as Fundamental Decisions on Exhibit F or elsewhere in this Agreement. “Hazardous Substances” means collectively (A) those substances included within the definitions of or identified as solid wastes, special wastes, hazardous chemicals, hazardous waste, hazardous substances, hazardous materials, toxic substances or similar terms in or pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.), the Occupational, Safety and Health Act of 1970 (29 U.S.C. § 651, et seq.), the Hazardous Materials and Transportation Act (49 U.S.C. § 1801, et seq.), Clean Water Act, 33 U.S.C. § 1321, et seq., or Clean Air Act (42 U.S.C. § 7401, et seq.), all as amended at any time, and all regulations promulgated pursuant to such laws, (B) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the EPA as hazardous substances (40 CFR Part 302 and amendments thereto), (C) any material, waste or substance which is or contains petroleum or petroleum-related products, including crude oil or any fraction thereof, natural gas, synthetic gas usable for fuel or any mixture thereof, asbestos or asbestos-containing materials, polychlorinated biphenyls, flammable explosives, radioactive materials, and (D) such other substances, materials and wastes, which are or become regulated or classified as a hazardous, toxic, solid or a special waste, under any federal, state, county, municipal or other local environmental laws now in effect or promulgated in the future. “Horizontal Improvements” means the improvements to be constructed on, below or at an Approved Project, which may include wet and dry utilities, gutters, sidewalks, landscaping, streets, walls, mailboxes, roads, amenities, sewer lines and other improvements typically consistent with vacant land used for the development of horizontal multi-family apartments in the Target Market. The Horizontal Improvements to be constructed at an Approved Project will be specified in the Approved Package. The Horizontal Improvements for each Approved Project may vary. “Incentive Distributions” means (A) in the case of Tranche I, the amounts distributable to Builder under Sections 4.1.2, 4.1.3 and 4.1.4 in excess of the amounts that would have been distributable to Builder had the amounts under Sections 4.1.2, 4.1.3 and 4.1.4 been distributed to the Members pro rata in proportion to each Member’s Percentage Interest, or (B) in the case of Tranche II, the amounts distributable to Builder under Sections 4.2.2, 4.2.3 and 4.2.4 in excess of the amounts that would have been distributable to Builder had the amounts under Sections 4.2.2, 4.2.3 and 4.2.4 been distributed to the Members pro rata in proportion to each Member’s Percentage Interest.

099999\14127737v20 10 “Investment Parameters” means the parameters described in Exhibit A. “Investment Period” means the period commencing on the Effective Date and ending on the earlier of (A) the expiration of the Tranche I Investment Period if the Tranche I Investment Period is terminated by Builder by reason of an Exclusivity Termination Event, or (B) the expiration of the Tranche II Investment Period. “Investor Guarantor” means The Värde Fund XIII L.P., a Cayman Islands limited partnership. “Investor IRR” means [**]. “Investor Sourced Loans” means Loans sourced by Investor for which Investor is entitled to a Financing Fee. “Lender” means a Person making a Loan to the Company or a Subsidiary Entity. “Loan” means, subject to obtaining the Board’s approval, a loan, purchase-money financing, land banking financing or other indebtedness for money borrowed by the Company or a Subsidiary Entity. For sake of clarity, trade payables, retentions and deferred amounts payable with respect to a specific contractor, subcontractor, consultant, design professional or supplier shall not be deemed a Loan. “Manager” means Builder, or if Builder is removed, a Person appointed by Investor; except that Investor shall obtain Builder’s prior written consent with respect to such Person if any one or more of the following matters are applicable: (A) such Person selected by Investor has been involved in an action, suit or formal dispute directly adverse to Builder or its Affiliate during the period that is ten years prior to the appointment of such Person as replacement Manager; (B) such Person or its Affiliate has been convicted of a felony, a crime involving defrauding, stealing or other misappropriation of funds or is the subject of a grand jury or similar investigation involving any of the foregoing; (C) the appointment of such Person as Manager would potentially violate any one or more of (i) the Securities Act of 1933 or 1934, (ii) regulations or conventions governing anti-money laundering, (iii) Executive Order No. 13224 issued by the President of the United States on September 24, 2001 (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time or (iv) other applicable laws; or (D) the appointment of such Person would constitute a breach under agreements governing the Loan or other material agreements to which the Company, a Subsidiary Entity or a Project is bound. “Mandatory Capital” means, as of the applicable measuring date, Capital Contributions required to be funded by a Member to pay (A) Budgeted Costs and Unbudgeted Permitted Project Costs for an Approved Project identified in a Capital Call, provided that such Member’s Mandatory Capital for such Approved Project shall not exceed the lesser of (i) such Member’s Total Tranche Commitment minus the aggregate Capital Contributions previously funded by such Member for the applicable Tranche, or (ii) such Member’s Total Project Commitment for such Approved Project minus Capital Contributions previously funded by such Member for such

099999\14127737v20 11 Approved Project, and (B) Unbudgeted Permitted Organizational Costs up to $[**] per calendar year. “Material Milestones” means the material milestones identified in a Project Schedule, which dates shall be adjusted when the dates in such Project Schedule are adjusted, amended or modified for Excusable Delay or by Board approval. “Material Notices” means any one or more of (A) a notice alleging that a material breach has occurred, (B) a notice that a Member has failed to timely contribute Mandatory Capital or Discretionary Capital after the issuance of a Capital Call (even if such failure to fund such Capital Contribution is not a breach), (C) a Forced Liquidation Notice, (D) a Responsive Notice, (E) a Non-Triggering Member Valuation Notice, (F) a PDR Trigger Notice, (G) an FOV Notice, (H) a ROFR Notice, (I) an Arbitration Notice, and (J) a Removal Notice. “Member” means each Person who (A) is an initial signatory to this Agreement or has been admitted to the Company as a Member in accordance with the express provisions set forth in this Agreement, and (B) has not resigned, withdrawn, been expelled or, if other than a natural person, dissolved. “Maturity Date” means the earliest to occur of (A) the date on which any Member transfers its direct interest in the Company or withdraws from the Company, (B) all of the Property is sold, directly or indirectly, (C) six years after the making of such Member Loan, or (D) the occurrence of a Bankruptcy Event on the part of, or the insolvency, dissolution or liquidation of, any one or more of the Company, a Subsidiary Entity, Investor Guarantor (if Investor is a Non- Contributing Member) or TM Guarantor (if Builder is a Non-Contributing Member). If the provisions herein contemplate a hypothetical dissolution, the Maturity Date shall be deemed to have occurred on the date of such hypothetical dissolution. “Non-Contributing Member Funded Amount” means, if a Member fails to fund its entire share of the Capital Contributions specified in a Capital Call based on its Percentage Interest, the sum of (A) an amount equal to the portion of such Capital Call funded by such Non- Contributing Member, and (B) an amount equal to the portion of such Capital Call deemed funded by a Non-Contributing Member by reason of a Member Loan. “Non-Refundability Condition” means the earnest money deposit under a Third-Party PSA shall be non-refundable no later than (A) 60 days after the Third-Party PSA is executed, if such Third-Party PSA relates to an undeveloped Approved For-Rent Development Project or (B) 30 days after the Third-Party PSA is executed, if such Third-Party PSA relates to a developed Approved For-Rent Development Project. “Off-Site Improvements” means improvements required to be constructed around an Approved Project to construct such Approved Project.

099999\14127737v20 12 “Percentage Interest” means the following respective percentages for each of the Members: Member Percentage Interest Builder 40% Investor 60% “Person” means any natural person, general partnership, limited partnership, limited liability company, corporation, trust, estate, association or other entity. “Pre-Development Fee Base” means the total hard costs relating to the Horizontal Improvements and the Off-Site Improvements (excluding land costs, insurance premiums, taxes, financing costs, salaries of on-site project supervisors and the development fee itself) for the applicable Approved Project; except that (A) the Pre-Development Fee Base shall not include cost overruns that would not have been incurred absent a material breach on the part of Manager under this Agreement (while Builder is Manager) or a material breach on the part of Construction Manager under the applicable Construction Management Agreement, and (B) the Pre- Development Fee Base for an Approved Project shall not exceed the sum of (i) the hard costs for materials relating to construction of the applicable Approved Project set forth in the Approved Budget, and (ii) the Adjusted Labor Budget. “Pro Forma” means a pro forma prepared by a Submitting Party; to the extent applicable, a Pro Forma shall include budgets, project schedules, projected cash flows and projected returns for the applicable Proposed Project or the applicable Approved Project, as the case may be. “Project Costs” means, collectively, (A) all costs, fees and expenses incurred in connection with the formation, operation and continued existence of the Company or a Subsidiary Entity, and (B) all costs, fees and expenses incurred in connection with the pursuit, acquisition, entitlement, development, use, operation and maintenance of each Approved Project (including amounts payable by the Company under each Contribution Agreement). “Project Improvements” means, with respect to a Proposed Project or an Approved Project, the Horizontal Improvements, the Vertical Improvements and the Off-Site Improvements described in the Proposal Package for such Proposed Project or the Approved Package for such Approved Project. “Project Schedule” means, with respect to a Proposed Project or an Approved Project, the project schedule to acquire, develop and rent such Proposed Project (as described in the Proposal Package for such Proposed Project) or such Approved Project (as described in the Approved Package for such Approved Project), which dates shall be extended for Excusable Delays. “Proposal Package” means a package prepared by a Submitting Party that, at a minimum, includes the following items for a Proposed Project: (A) Pro Forma; (B) market comparisons and historical data in nearby projects (both build-for-rent and multi-family projects);

099999\14127737v20 13 (C) documentation evidencing entitlements; (D) information on supply and demand dynamics in the market/submarket; (E) availability of financing to complete the Project Improvements at the Proposed Project, including a description of any financing districts; (F) projected rental rates; (G) support for development cost and vertical construction assumptions; (H) current inventory, unit mix and historical data of other residential for-rent projects that are anticipated to compete with the Proposed Project; (I) a description of the Project Improvements, including key project elements (e.g., necessary off-site work and major third-party involvement); and (J) broker’s opinion of value from Northmarq or other equally-qualified broker. “Proposed Project” means a project meeting each of the Investment Parameters (unless waived by the Board) that a Member recommends for the Company involving the acquisition of real property, the construction of Project Improvements and the rental of Apartment Units at such project. “Proposed Competitive Project” means a project that (A) is located within 2.5 miles of an Approved For-Rent Development Project, and (B) meets the Investment Parameters set forth in Paragraphs 2 and 3 of Exhibit A. “PSA Preferred Terms” means each of the terms set forth in Part II of Exhibit D. “PSA Required Terms” means each of the terms set forth in Part I of Exhibit D. “Pursuit Cost” means the earnest money deposits deposited by the Company, Manager, Builder or Investor and the due diligence, pre-closing and other Project Costs incurred by the Company or Investor prior to the acquisition of the Approved Project, including costs incurred by the Members in connection with the formation, termination or dissolution of the Company or a Subsidiary Entity (including each Member’s reasonable attorneys’ fees) and all “dead deal” costs. “Reserves” means the reserves maintained by the Company or a Subsidiary Entity, including the Unknown Claims Warranty Reserve. “Restricted Person” means a Person controlled by, funded by or employed by a natural person, the identity of whom could subject the Company, a Subsidiary Entity, a Member or Affiliates of any of them to liability under the USA PATRIOT Improvement and Reauthorization Act of 2005, as amended or other legislation governing relationships with transactional counter- parties. “Restrictive Covenant” means a restrictive covenant that conforms to the form attached as Exhibit L together with such modifications as may be required by applicable law or approved by the Members. “Special Distribution Amount” means, with respect to a Contributed Property, (A) the True Up Amount, less (B) the Company Payment. “Stabilized Project” means an Approved Project when [**]% of the Apartment Units within such Approved Project are occupied by tenants paying rent.

099999\14127737v20 14 “Target Market” means markets within which TMHC then has an existing presence, including Arizona, Texas, Florida, Georgia, California, Nevada, North Carolina, Colorado and South Carolina. The Members may add or remove Target Markets subject to obtaining the Board’s approval. “Tax Appendix” means the tax appendix described in Section 14.1 and attached hereto as Exhibit B. “Third-Party Offered Terms” means an offer received by the Company or, if applicable, a Subsidiary Entity from a Third-Party Potential Purchaser to purchase an Approved Project. “Third-Party Potential Purchasers” means reputable Persons that are not Restricted Persons. “Third-Party PSA” means a Disposition PSA between the Company or a Subsidiary Entity, on the one hand, and a Third-Party Potential Purchaser, on the other hand. Each Third- Party PSA shall have a market-rate earnest money deposit reasonably acceptable to the Members. “Three Strikes Event” means Investor has disapproved or is deemed to have disapproved three Proposal Packages that satisfy those Investment Parameters set forth in Paragraphs 1, 2, 3 and 10 of Exhibit A out of five consecutive Proposal Packages that satisfy those Investment Parameters set forth in Paragraphs 1, 2, 3 and 10 of Exhibit A. “TM Guarantor” means Taylor Morrison Communities Inc., a Delaware corporation. “TMHC” means (A) Taylor Morrison Home Corporation, a Delaware corporation, (B) in the event of the merger of Taylor Morrison Home Corporation with or into any other Person, the Person resulting from such merger, (C) in the event any Person acquires all or substantially all of the assets of Taylor Morrison Home Corporation, such acquiring Person, or (D) in the event of a conversion of Taylor Morrison Home Corporation into another type of Person or its domestication to another jurisdiction, the new converted form or domesticated Person. “TMHC Subsidiary” means a Person wholly owned directly or indirectly by TMHC. “Total Tranche Commitment” means (A) in the case of Tranche I, the Total Tranche I Commitment, and (B) in the case of Tranche II, the Total Tranche II Commitment. “Total Tranche I Commitment” means $450,000,000, and with respect to a Member, such Member’s Percentage Interest times $450,000,000; provided, however, that if the amount needed to fund an Approved Project is greater than the then Uncommitted Tranche I Commitment, then the Total Tranche I Commitment shall be reduced by the Uncommitted Tranche I Commitment, in which case, the Total Tranche II Commitment shall be increased by an amount equal to the Uncommitted Tranche I Commitment. “Total Tranche II Commitment” means $400,000,000, and with respect to a Member, such Member’s Percentage Interest times $400,000,000 (or such higher amount approved by the Board); provided, however, that the Total Tranche II Commitment shall be increased by the

099999\14127737v20 15 Uncommitted Tranche I Commitment, if any, at the expiration of the Tranche I Investment Period. In no event shall the sum of the Total Tranche I Commitment and the Total Tranche II Commitment exceed $850,000,000 except as may be approved by the Board. “Total Contribution Value” means, with respect to a Contributed Property, the sum of (A) the Approved Contribution Value, and (B) the Company Payment. “Total Project Commitment” means, with respect to an Approved Project, the total equity required from the Company as set forth in the Approved Budget for such Approved Project, and with respect to a Member, such Member’s Percentage Interest times the amount of total equity for such Approved Project. “Tranche I Capital Contributions” means Capital Contributions funded for Tranche I Assets. “Tranche I Investment Period” means the period commencing on the Effective Date and ending on the earliest of (A) the two-year anniversary of the date that the Company or a Subsidiary Entity acquires the first Tranche I Project, (B) the date on which the amount needed to fund the acquisition and development of the next Approved For-Rent Development Project to be acquired by the Company or a Subsidiary Entity is greater than the then Uncommitted Tranche I Commitment, (C) the date on which a Member has funded or committed to fund Capital Contributions totaling such Member’s Total Tranche I Commitment, or (D) the date on which Builder terminates the Investment Period if an Exclusivity Termination Event has occurred. “Tranche I Assets” means all Company Assets (including, the Approved Projects, Subsidiary Entities and BTR Parcels) acquired using proceeds from the Total Tranche I Commitment. “Tranche I Projects” means the Approved Pursuit Projects acquired using proceeds from the Total Tranche I Commitment. “Tranche II Capital Contributions” means Capital Contributions funded for Tranche II Assets. “Tranche II Investment Period” means the period commencing one calendar day the expiration of the Tranche I Investment Period and ending on the earliest of (A) the two-year anniversary of the date that the Company or a Subsidiary Entity acquires the first Tranche II Project, as the same be extended with the Board’s approval, (B) the date on which a Member has funded or committed to fund Capital Contributions totaling such Member’s Total Tranche II Commitment, or (C) the date on which Builder terminates the Investment Period if an Exclusivity Termination Event has occurred. Notwithstanding the foregoing, the Tranche II Investment Period shall not commence if the Tranche I Investment Period was terminated based on the occurrence of an Exclusivity Termination Event. “Tranche II Assets” means all Company Assets (including, the Approved Projects, Subsidiary Entities and BTR Parcels) acquired using proceeds from the Total Tranche II Commitment.

099999\14127737v20 16 “Tranche II Projects” means the Approved Pursuit Projects acquired using proceeds from the Total Tranche II Commitment. “True Up Amount” means, with respect to a Contributed Property, an amount equal to the product of (A) the Percentage Interest of the Member not contributing the Contributed Property, times (B) the Total Contribution Value. “Unbudgeted Permitted Costs” means, collectively, Unbudgeted Permitted Organizational Costs and Unbudgeted Permitted Project Costs. “Unbudgeted Permitted Organizational Costs” means, with respect to the Company or a Subsidiary Entity, costs and expenses not allocable to an Approved Project that pertain to one or more of the following: (A) recurring non-discretionary costs and expenses, such as franchise taxes, insurance premiums and filing expenses; and (B) costs and expenses payable to comply with applicable laws or agreements to which the Company or a Subsidiary Entity is subject. “Unbudgeted Permitted Project Costs” means, with respect to an Approved Project, Project Costs not contemplated by the Approved Budget for such Approved Project that pertain to one or more of the following: (A) recurring non-discretionary expenses, such as real estate taxes and assessments, insurance premiums and utility costs; (B) Project Costs payable to comply with applicable laws or agreements to which the Approved Project is subject; (C) Project Costs payable to satisfy demands, requirements or obligations under Loans (including balancing deposits or re- margining payments) if failure to pay such Project Costs may result in loss of title or personal liability to a Member or its Affiliate; (D) Project Costs that are reasonably necessary to avoid imminent injury or loss to persons or property; (E) Project Costs needed to remove liens encumbering one or more Approved Project if failure to pay such amount may result in loss of title or personal liability to a Member or its Affiliate, such as, without limitation, mechanics’ liens; and (F) Project Costs needed to fund the Company’s or a Subsidiary Entity’s indemnification obligations. “Uncommitted Tranche I Commitment” means, as of the applicable measuring date, the amount by which (A) the Total Tranche I Commitment, exceeds (B) the Capital Contributions that the Members have funded or committed to fund to the Tranche I Approved Projects. “Värde” means Värde Partners, Inc., a Delaware corporation. “Vertical Improvements” means all improvements to be constructed at an Approved Project other than the Horizontal Improvements and the Off-Site Improvements, which shall include the Apartment Units and other improvements typically contemplated by the construction of horizontal multi-family “for rent” projects in the Target Market. The Vertical Improvements to be constructed on an Approved Project will be specified in the Approved Package. The Vertical Improvements for each Approved Project may vary. “Warranty Expenses” means Claims/Losses arising out of, relating to or in connection with Approved Projects that are under construction or have been completed. Without limitation on the foregoing, Warranty Expenses include Claims/Losses arising out of one or more of the following: (i) to investigate and cause the Company or a Subsidiary Entity to repair of defects,

099999\14127737v20 17 mistakes, omissions, or errors; (ii) to pay insurance deductibles and self-insured retentions on behalf of the Company or a Subsidiary Entity related thereto; or (iii) to cause the Company or a Subsidiary Entity to fulfill its indemnification obligations arising out of an agreement with Construction Manager or any other Person. “Working Capital” means, $[**] per Approved Project (excluding Approved Projects that are, as of the date calculation, Stabilized Projects) or such lesser amount approved by the Board, which amount shall be restored by the Members if the amount of Working Capital in the Company’s Account is less than $[**] per Approved Project (excluding Approved Projects that are, as of the date calculation, Stabilized Projects). The aggregate Working Capital in the Account shall not exceed $[**] at any one time except as otherwise approved by the Board. ARTICLE II IDENTIFICATION OF PROPOSED PROJECTS Section 2.1 Identification of Proposed Projects. 2.1.1 Identifying Proposed Projects. If (A) Builder or its Affiliate identifies a Proposed Project or a Proposed Competitive Project, and (B) TMHC or a TMHC Subsidiary intends to acquire and develop such Proposed Project or such Proposed Competitive Project during the Investment Period, then Builder shall first offer the Company an opportunity to invest in such Proposed Project or such Proposed Competitive Project; except that, notwithstanding the foregoing, Builder shall not be required to offer Excluded Opportunities to the Company. 2.1.2 Submitting Proposal Package. A Proposal Package for a Proposed Project or a Proposed Competitive Project may be submitted by Manager or a Member (such Person, the “Submitting Party”) at any time prior to closing on such Proposed Project or such Proposed Competitive Project; provided, however, that a Submitting Party shall endeavor to present such Proposal Package to the Company not later than 60 days prior to the scheduled closing for such Proposed Project or such Proposed Competitive Project. Manager or such Member may withdraw such Proposal Package if (A) such Person elects not to pursue such Proposed Project or such Proposed Competitive Project, or (B) such Person elects to pursue such Proposed Project or such competitive Proposed Project outside of the Company because (i) such Proposed Project does not conform to the Investment Parameters or (ii) such Proposed Project or such Proposed Competitive Project is otherwise an Excluded Opportunity. Notwithstanding anything to the contrary contained herein, Builder may enter into a Term Sheet or a Purchase Agreement with respect to a Proposed Project or a Proposed Competitive Project prior to submitting a Proposal Package for such Proposed Project or such Proposed Competitive Project to the Company. 2.1.3 Approving or Declining Proposal Package. Upon Manager’s or a Member’s receipt of a Proposal Package from a Submitting Party (such Person, the “Receiving Party”), the Receiving Party shall have 15 business days (the “Pursuit Response Period”) by delivering written notice (a “Pursuit Notice”) to the Submitting Party to approve or disapprove the Proposed Project or the Proposed Competitive Project. If the Receiving Party approves the Proposed Project or the Proposed Competitive Project,

099999\14127737v20 18 the Proposed Project or the Proposed Competitive Project shall thereafter be an Approved Pursuit Project, until the Company or a Subsidiary Entity acquires such Approved Pursuit Project, at which time such Approved Pursuit Project shall thereafter be an Approved For- Rent Development Project. If the Receiving Party disapproves a Proposed Project or fails to respond to the Pursuit Notice within the Pursuit Response Period for a Proposed Project (such Proposed Project, a “Declined Project”), the Submitting Party may pursue the Declined Project outside of the Company. Section 2.2 Approved Pursuit Project. 2.2.1 Assignment. After obtaining all required third-party consents, the Submitting Party shall assign to the Company all agreements (including Term Sheets, access agreements and Purchase Agreements) and all due diligence (including all reports and studies) pertaining to the Approved Pursuit Project other than Excluded Materials, which assignment shall be made pursuant to an assignment agreement in the form of Exhibit C (“Assignment Agreement”). 2.2.2 Reimbursement. As a condition to the effectiveness of the Assignment Agreement, the Company or a Subsidiary Entity shall concurrently with the delivery of the Assignment Agreement, reimburse Manager, the Members and their respective Affiliates for all costs and expenses paid by such Person in connection with the Approved Pursuit Project and shall assume and indemnify such Person for all costs and expenses incurred (but not yet paid) by such Person in connection with the Approved Pursuit Project. 2.2.3 Purchase Agreement; Term Sheet. If the Submitting Party has not entered into a term sheet for the Approved Pursuit Project (each, a “Term Sheet”) or a purchase and sale agreement for the Approved Pursuit Project (each, a “Purchase Agreement”), Manager shall negotiate a non-binding Term Sheet (if necessary) and a Purchase Agreement on behalf of the Company or a Subsidiary Entity for such Approved Pursuit Project on terms and conditions consistent with the Approved Package or otherwise approved by the Board (if Board approval is required under Section 5.2). When negotiating a Term Sheet or a Purchase Agreement, Manager, acting reasonably and in good faith, shall consider comments made by the Members. 2.2.4 Oversight. Manager shall direct and oversee the feasibility analysis for each Approved Pursuit Project. In carrying out its responsibilities, Manager may hire engineers, contractors, design professionals, consultants and advisors, engage third-party suppliers and service providers, negotiate entitlements with governmental agencies, provided that (A) the terms upon which such Persons are hired and the negotiations with governmental agencies shall be conducted on an arms-length basis with the objective of achieving market-rate or better terms taking into account the Company’s negotiating power, the availability of labor and materials, the schedule for acquiring, entitling and developing the Approved Pursuit Project and other customary considerations, (B) such costs and expenses are Budgeted Costs or Unbudgeted Permitted Project Costs, and (C) Manager obtains the Board’s approval if such approval is required under Section 5.2. Manager shall keep the Members informed as to the deposits and deadlines under the Purchase Agreement and coordinate the delivery of notices, the taking of actions and the

099999\14127737v20 19 disapproval, approval or waiver of feasibility inspections, title and survey review, settlement statements, closing conditions or other matters requiring buyer’s or purchase’s approval, in each case, under the Purchase Agreement and subject to obtaining Board approval if Board approval is required under Section 5.2. Section 2.3 Approved For-Rent Development Project. If the Board approves the acquisition of an Approved Pursuit Project, the Company or a Subsidiary Entity shall acquire the applicable Approved For-Rent Development Project in accordance with the Purchase Agreement. The Company shall use Tranche I Capital Contributions to acquire all Approved For-Rent Development Projects acquired by the Company or a Subsidiary Entity prior to the expiration of the Tranche I Investment Period. If, prior to the expiration of the Tranche I Investment Period, the proceeds from the Uncommitted Tranche I Commitment are insufficient to fund the acquisition and development of the next Approved For-Rent Development Project to be acquired by the Company or a Subsidiary Entity, then (A) the Total Tranche I Commitment shall be reduced by the Uncommitted Tranche I Commitment, (B) the Total Tranche II Commitment shall be increased by the Uncommitted Tranche I Commitment, (C) the Tranche I Investment Period shall terminate, (D) the Tranche II Investment Period shall commence, (E) such Approved For-Rent Development Project shall be acquired as part of Tranche II using proceeds from Tranche II Capital Contributions, and (F) if proceeds derived from Tranche I Capital Contributions or Tranche I Assets were used to fund Pursuit Costs for such Approved For-Rent Development Contributions (“Tranche I Reimbursement”), the Members shall fund Tranche II Capital Contributions in an amount equal to the Tranche I Reimbursement, the proceeds of which shall be added to Tranche I’s Available Cash or distributed pursuant to the Tranche I Distribution Waterfall. Section 2.4 Representations and Warranties. Each Member, as to itself, represents and warrants to the other Member that: (A) this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Member are and, as of the Effective Date, will be duly authorized, executed and delivered by and are and will be binding upon the same; (B) such Member is a corporation, partnership or limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation; (C) such Member is duly authorized and qualified to enter into and do all things required of such Member under this Agreement; (D) none of this Agreement or any agreement, document or instrument executed or to be executed in connection with the same or anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, breaches, invalidates, cancels, makes inoperative or interferes with, or results in the acceleration or maturity of, or requires any consent or authorization that has not been obtained under, any contract, agreement, lease, easement, right or interest, law or regulation to which such Member is subject; and (E) neither such Member nor any Affiliate of such Member is a Restricted Person. Section 2.5 Application to Tranches. 2.5.1 General Statement. The Company may acquire assets or incur debts, liabilities, expenses, or other obligations that apply specifically to a Tranche or generally to the Company.

099999\14127737v20 20 2.5.2 Specific to Tranche. To the extent an asset, liability, debt, expense, or other obligation is acquired or incurred solely in connection with a Tranche, then such asset, liability, debt, expense, or other obligation shall be allocated to such Tranche. Accordingly, (A) Capital Contributions funded for, revenue derived from or financing proceeds attributable to a Subsidiary Entity, an Approved Project, a BTR Parcel or a Company Asset (“Source of Funds”) shall only be used to pay Project Costs, Loans, Reserves, Working Capital and other amounts attributable to such Approved Project, such BTR Parcel, such Company Asset or other Approved Projects, BTR Parcels or Company Assets within the same Tranche as such Approved Project, such BTR Parcel or such Company Asset (“Use of Funds”), and (B) Distributable Cash generated by a Tranche shall only be distributed under the applicable Tranche Distribution Waterfall. 2.5.3 General to Company. If an asset, liability, debt, expense, obligation, Source of Funds or Use of Funds is not solely related to one Tranche’s business or affairs, then Manager shall provide a fair and equitable allocation for such asset, liability, debt, expense, obligation, Source of Funds or Use of Funds which shall be subject to the Members’ approval in their reasonable discretion. Accordingly, Manager, acting reasonably and in good faith, may make adjustments from time to time to the Capital Contributions made, the Distributable Cash received and the related tax, audit and accounting matters if assets held by the Company for one Tranche are used to pay liabilities, debts, expenses or obligations of the other Tranche. Manager shall notify the Members when making such adjustments. If Manager determines that a Member has underfunded Capital Contributions by reason of the adjustments made by Manager to the Tranches, Manager shall deliver written notice (a “Shortfall Notice”) to the Members setting forth the Capital Contributions required to be made by such Member in respect of such underfunded Capital Contributions (such shortfall, the “Shortfall Amount”). An underfunded Member that owes a Shortfall Amount shall pay an amount equal to the Shortfall Amount to the overfunded Member within 10 business days after Manager delivers a Shortfall Notice; at which time, the Shortfall Amount paid by the underfunded Member shall be treated as a Capital Contribution and the overfunded Member shall be deemed to have received a distribution. If such Member fails to pay the Shortfall Amount within 10 business days, then (A) the Shortfall Amount shall accrue interest at the Applicable Rate, (B) all distributions which would otherwise be distributed to such Member shall be paid instead to the other Member until the Shortfall Amount (and all interest thereon) has been paid in full, (C) any such distributions shall be deemed to have been distributed to such Member and then paid over by such Member to the other Member in payment of the Shortfall Amount (and all interest thereon), and (D) the payment of interest by the underfunded Member shall not be treated as a Capital Contribution and the receipt of interest by the overfunded Member shall not be treated as a distribution. 2.5.4 Override Provisions. Notwithstanding the foregoing, Distributable Cash generated by all Tranches shall be used to repay Member Loans owing by a Non- Contributing Member before a Non-Contributing Member is entitled to receive any

099999\14127737v20 21 Distributable Cash relating to either Tranche (even if the Distributable Cash relates to one Tranche and the Member Loan being repaid relates to the other Tranche). 2.5.5 Records. To the extent feasible, Manager shall coordinate separate and distinct records for each Tranche, and the assets, liabilities, debts, expenses, and other obligations solely related to a Tranche or allocated to a Tranche shall be held and accounted for separately from the assets, liabilities, debts, expenses, and other obligations of the other Tranche. Manager is authorized to interpret the provisions of this Agreement to give effect to the intent of the other provisions of this Section 2.5. ARTICLE III CAPITALIZATION AND LOANS BY MEMBERS Section 3.1 Capital Contributions for Working Capital. Within five business days after the Effective Date and within five business days after the commencement of Tranche II, each Member shall fund into the Company’s Account an amount equal to such Member’s Percentage Interest times $[**]. Section 3.2 Subsequent Capital Contributions. Manager may issue Capital Calls from time to time for additional Capital Contributions. After a Capital Call has been issued, each Member shall fund its Percentage Interest of the amount specified in such Capital Call into the Company’s Account (or as otherwise directed by Manager) within 10 business days after such Capital Call is delivered to the Members. Section 3.3 Failure to Contribute Capital. Each Member shall be obligated to contribute Mandatory Capital, and each Member shall be permitted (but not required to) contribute Discretionary Capital. If a Member fails to contribute the entire amount specified in a Capital Call within the time periods set forth in Section 3.2, then such Member shall be a “Non-Contributing Member”, and the portion thereof not contributed by such Non-Contributing Member is referred to herein as the “Non-Contributing Member Unfunded Amount”. In the event a Non- Contributing Member Unfunded Amount exists and the other Member (the “Contributing Member”) has funded its entire share of the Capital Contributions specified in a Capital Call based on its Percentage Interest, the Contributing Member shall notify the Non-Contributing Member in writing of its failure to timely contribute Mandatory Capital or Discretionary Capital and shall have the remedies set forth below in this Section 3.3. In addition, if the Non-Contributing Member has failed to fund Mandatory Capital, the Non-Contributing Member’s Board Representative(s) shall not thereafter have approval or voting rights with respect to the Approved Project intended to be benefited by such Mandatory Capital (other than with respect to matters constituting Fundamental Decisions). 3.3.1 Return of Capital Contributions. The Contributing Member may elect for the Company to return all Capital Contributions funded by the Members in respect of such Capital Call, in which case, prior to making a distribution of Distributable Cash, the Company shall (A) immediately return the Contributing Member’s applicable Capital Contributions to the Contributing Member with a return computed thereon at the Applicable Rate, and (B) return the Non-Contributing Member’s Capital Contributions to the Non-Contributing Member without a return computed thereon.

099999\14127737v20 22 3.3.2 Return of Excess Capital Contributions. The Contributing Member may elect for the Company to return to the Contributing Member all Capital Contributions made by the Contributing Member in respect of the Contributing Member Excess Capital Share; in which case, prior to making a distribution of Distributable Cash, the Company shall immediately return such Capital Contributions to the Contributing Member with a return computed thereon at the Applicable Rate. 3.3.3 Member Loan. A. The Contributing Member may advance to the Company on behalf of the Non-Contributing Member all or a portion of the Non-Contributing Member Unfunded Amount as a loan to the Non-Contributing Member (each such loan, a “Member Loan”); in which case, the Contributing Member shall be deemed to have made a Member Loan to the Non-Contributing Member and the Non- Contributing Member shall be deemed to have made a Capital Contribution, in each case, in an amount equal to the Member Loan. If the Contributing Member elects to fund a portion (but not all) of the Non-Contributing Member Unfunded Amount, then (i) each of (1) the Contributing Member Corresponding Funded Amount, (2) the Non-Contributing Member Funded Amount, and (3) Contributing Member Excess Capital Share shall each be recalculated, in that order, after accounting for the deemed Capital Contribution made by the Non-Contributing Member by reason of the Contributing Member funding the Member Loan, and (ii) the Company shall immediately return to the Contributing Member all Capital Contributions made by the Contributing Member in respect of the Contributing Member Excess Capital Share with a return computed thereon at the Applicable Rate. B. To the fullest extent permitted by law, the Member Loan shall bear interest at a rate equal to the Applicable Rate. Each Member Loan shall be immediately due and payable upon the Maturity Date. The Non-Contributing Members shall be personally liable for such Member Loan, and if requested by the Contributing Member, shall execute a promissory note to the Contributing Member evidencing such obligation (provided that the absence of such promissory note shall not invalidate or relieve the Non-Contributing Member of its obligations described herein). No distributions shall be distributed to the Non-Contributing Member while any Member Loan is outstanding (even if the Maturity Date has not then elapsed). All distributions which would otherwise be distributed to the Non- Contributing Member shall be paid instead to the Contributing Member (even if the Maturity Date has not then elapsed) until the Member Loan (and all interest thereon) has been paid in full. Any such distributions shall be deemed to have been distributed to the Non-Contributing Member and then paid over by the Non- Contributing Member to the Contributing Member in payment of such Member Loan (and all interest thereon). All payments shall be applied first to interest accruing on all unpaid Member Loans (in reverse chronological order so that the most recently accrued interest is paid first) and then to the unpaid principal balance owing in respect of all Member Loans. The making of a Member Loan shall not excuse non-performance or default.

099999\14127737v20 23 C. For avoidance of doubt, amounts treated as Member Loans shall not constitute a Capital Contribution on the part of the Contributing Member, and payments in respect of Member Loans pursuant to this Section 3.3.3 do not constitute distributions to the Contributing Member under Article IV. D. Each Member Loan shall be secured by a lien upon the membership interest of the Non-Contributing Member (and the parties intend hereby to create a security interest), which lien will automatically attach to such membership interest without the necessity of further action. Upon request made by the Contributing Member, the Non-Contributing Member shall execute and deliver any financing statement in favor of the Contributing Member to perfect such lien and, in connection therewith, the Non-Contributing Member hereby authorizes the filing of Uniform Commercial Code financing statements in favor of the Contributing Member to evidence the foregoing lien. The lien held by the Contributing Member upon the Membership Interest of the Non-Contributing Member in connection with such Member Loan (i) shall constitute a lien solely upon the economic interest of the Non-Contributing Member, (ii) shall not entitle the holder thereof to foreclose upon the Non-Contributing Member’s membership interest, and (iii) shall not entitle the Contributing Member to exercise any rights or powers of Non- Contributing or to exercise or succeed to any voting rights of the Non-Contributing Member. Section 3.4 Company Loans. No loan to the Company or a Subsidiary Entity shall be made by a Member or its Affiliate and no Member or its Affiliate shall purchase a Loan (or an interest therein) obtained by the Company or a Subsidiary Entity, in each case, without prior written approval from the Board. Section 3.5 Financing. 3.5.1 Generally. The Members anticipate that the Company or a Subsidiary Entity will obtain Loans to finance Project Costs relating to an Approved Project. 3.5.2 Financing Fee. A Member that sourced a Loan shall be paid a Financing Fee provided that, prior to seeking the Board’s approval of such Loan, such Member has identified the basis for and the amount of such Financing Fee. A Member entitled to the Financing Fee will be paid the Financing Fee when the proceeds from the Loan are disbursed by Lender; except that, in connection with the first Investor Sourced Loan, the Company shall make a one-time advance to Investor equal to [**]. After the Required Loan Disbursements have been disbursed by Lender to the Company, the balance of the Financing Fees, if any, payable to Investor with respect to subsequent disbursements under Investor Sourced Loans shall be payable only when such subsequent incremental additional proceeds are actually disbursed under the Investor Sourced Loans to the Company. For clarity, Investor shall only be entitled to one Financing Fee advance with respect to the Investor Sourced Loans. 3.5.3 Recourse; Guaranties; Backstop. Unless approved by the Board, each Loan shall be non-recourse other than completion guaranties, a guaranty of non-recourse

099999\14127737v20 24 “bad boy” carve outs and environmental indemnities. If a Lender requires guaranties or indemnities (collectively, “Loan Guaranties”) from a credit-worthy affiliate of the borrower under the Loan Documents (each, a “Loan Guarantor”), Manager shall request that such Lender accept the Company as the Loan Guarantor. If such Lender requires additional Loan Guarantors and such requirement has been approved by the Board, each Member shall provide a credit-worthy affiliate of such Member to act as a Loan Guarantor and provide Loan Guaranties; in which case, (A) Manager shall request that the liability of each Loan Guarantor be several based on the Percentage Interest of the Member affiliated with such Loan Guarantor, and (B) the Company, the Members, TM Guarantor and Investor Guarantor shall enter into a backstop agreement in the form of Exhibit E (the “Backstop Agreement”). Each Member shall comply with the loan documents governing a Loan and shall cause each Loan Guarantor affiliated with such Member to comply with the terms of the Loan Guaranties executed by such Loan Guarantor. Section 3.6 Contributed Property. The Members may elect to permit one or more Members to contribute Contributed Property to the Company or a Subsidiary Entity. If a Member contributes Contributed Property to the Company, then (A) the Member contributing the Contributed Property shall be deemed to have made a Capital Contribution to the Company in an amount equal to the Total Contribution Value, (B) a Member contributing the Contributed Property shall enter into (or cause its Affiliate that holds title to the Contributed Property to enter into) a contribution agreement with the Company or a Subsidiary Entity substantially in the same form as attached hereto as Exhibit L (a “Contribution Agreement”) and such Member shall perform (or cause its Affiliate to perform) the obligations of the transferor under the Contribution Agreement, (C) the Member not contributing the Contributed Property shall make a Capital Contribution in an amount equal to the True Up Amount which shall be deemed a Capital Contribution and shall cooperate to cause the Company or a Subsidiary Entity to perform its obligations under the Contribution Agreement, and (D) the Special Distribution Amount (less the amounts, if any, specified in Section 4(d) of the Contribution Agreement) shall be paid to the Member contributing the Contributed Property in accordance with the Contribution Agreement and Section 4.7. Notwithstanding anything herein to the contrary, with respect to each Contribution Agreement, the Member not contributing the Contributed Property shall retain all decision-making power under this Agreement to pursue claims and take all action, grant waivers and consent under such Contribution Agreement. ARTICLE IV DISTRIBUTIONS Section 4.1 Tranche I Distributions. Subject to the terms contained herein (including Sections 2.5.4C, 3.3 and 4.6), each distribution of Distributable Cash from Tranche I shall be made in the following order of priority (the “Tranche I Distribution Waterfall”): 4.1.1 First Tier. To the Members pro rata in proportion to each Member’s Percentage Interest until Investor has received distributions from Tranche I to generate an Investor IRR of [**]% with respect to the Tranche I Capital Contributions.

099999\14127737v20 25 4.1.2 Second Tier. [**]% to Investor and [**]% to Builder, until Investor has received distributions from Tranche I to generate an Investor IRR of [**]% with respect to the Tranche I Capital Contributions. 4.1.3 Third Tier. [**]% Investor and [**]% to Builder, until Investor has received distributions from Tranche I to generate an Investor IRR of [**]% with respect to the Tranche I Capital Contributions. 4.1.4 Balance. [**]% Investor and [**]% to Builder. Amounts owed by a Member for Member Loans or other obligations or liabilities arising under this Agreement (in each case, even if such Member Loans or other obligations or liabilities relate to Tranche II) shall be deducted from Distributable Cash that would have otherwise been distributable to such Member in respect of Tranche I; in which case, the amount deducted shall be deemed to have been distributed to such Member and then paid by such Member to the Person entitled thereto. Section 4.2 Tranche II Distributions. Subject to the terms contained herein (including Sections 2.5.4C, 3.3 and 4.6), each distribution of Distributable Cash from Tranche II shall be made in the following order of priority (the “Tranche II Distribution Waterfall”; the Tranche I Distribution Waterfall and the Tranche II Distribution Waterfall are sometimes referred to herein individually as a “Tranche Distribution Waterfall” and collectively as the “Tranche Distribution Waterfalls”): 4.2.1 First Tier. To the Members pro rata in proportion to each Member’s Percentage Interest until Investor has received distributions from Tranche II to generate an Investor IRR of [**]% with respect to the Tranche II Capital Contributions. 4.2.2 Second Tier. [**]% to Investor and [**]% to Builder, until Investor has received distributions from Tranche II to generate an Investor IRR of [**]% with respect to the Tranche II Capital Contributions. 4.2.3 Third Tier. [**]% Investor and [**]% to Builder, until Investor has received distributions from Tranche II to generate an Investor IRR of [**]% with respect to the Tranche II Capital Contributions. 4.2.4 Balance. [**]% Investor and [**]% to Builder. Amounts owed by a Member for Member Loans or other obligations or liabilities arising under this Agreement (in each case, even if such Member Loans or other obligations or liabilities relate to Tranche I) shall be deducted from Distributable Cash that would have otherwise been distributable to such Member in respect of Tranche II; in which case, the amount deducted shall be deemed to have been distributed to such Member and then paid by such Member to the Person entitled thereto. Section 4.3 Timing of Distributions. Distributions of Distributable Cash shall be distributed to the Members at such times as determined by the Board. To the extent permitted by

099999\14127737v20 26 the governing documents of any Loan, the Members anticipate that Distributable Cash will be distributed on a monthly basis depending on the Company’s capital requirements and availability of Loan proceeds. Section 4.4 Distributions of Capital. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written approval of, and upon the terms and conditions agreed upon by, the Board. Each Member shall look solely to the assets of the Company for return of such Member’s Capital Contributions. Nothing herein contained shall relieve any Member of such Member’s obligation to pay any liability or indebtedness owing the Company or the other Member by such Member, and the Company and the other Member shall be entitled at all times to enforce such obligations of such Member. Section 4.5 Limitation on Distributions. Notwithstanding any other provision of this Agreement, neither the Company nor Manager acting on behalf of the Company shall make a distribution to a Member on account of its interest in the Company if such distribution would violate the Act or other applicable law. Section 4.6 Reimbursement. Manager shall be reimbursed for all Budgeted Costs and Unbudgeted Permitted Costs incurred by Manager or its Affiliates on behalf of or for the benefit of the Company or a Subsidiary Entity. In addition, when the Company or a Subsidiary Entity acquires the first Approved Project, each Member shall be reimbursed legal fees incurred by such Member to negotiate this Agreement, the Construction Management Agreement and the other documents relating to the Company. Section 4.7 Special Distribution. Concurrently with the closing under a Contribution Agreement (and, without limitation on the foregoing, prior to making any further distributions of Distributable Cash under Section 4.1 or 4.2), the Company shall make all special distributions to each Member that made a Capital Contribution of Contributed Property pursuant to a Contribution Agreement, which special distribution shall equal the corresponding Special Distribution Amount for such Contributed Property. ARTICLE V POWERS, RIGHTS AND DUTIES OF MEMBERS. Section 5.1 Appointment and Authority of Manager. Builder shall serve as Manager unless Builder is removed as Manager under Section 9.2. Management of the Company shall be vested in Manager, and Manager shall oversee the day-to-day direction and oversight of the Company. Manager shall devote such time and attention to affairs of the Company as may be reasonably necessary for the proper management and supervision of the business of the Company. Subject to obtaining the Board’s approval with respect to Major Decisions, Manager shall have the power and authority to manage and carry out the business, property and affairs of the Company, including, the power to sign contracts and obligations on behalf of the Company. No other Member or Person shall have any right or authority to act for or bind the Company except as expressly permitted by this Agreement or as required by applicable law. Without limiting the foregoing, Manager shall have the power to do any of the following at the Company’s or a

099999\14127737v20 27 Subsidiary Entity’s sole cost and expense subject to obtaining the Board’s approval with respect to Major Decisions and acting in a manner consistent with this Agreement: 5.1.1 General Management. To perform such administrative, supervisory, regulatory and managerial functions as Manager determines in connection with the management of the Company, the Subsidiary Entities and their businesses, properties, prospective properties and other interests and to execute any and all other instruments, contracts and agreements to carry out the intention and purposes hereof. 5.1.2 Projects. To identify Proposed Projects, submit Proposal Packages, recommend entitlements, negotiate Term Sheets (taking into consideration comments made by the Members when negotiating Term Sheets), access agreements and Purchase Agreements (taking into consideration comments made by the Members when negotiating Purchase Agreements), hire consultants and oversee: (A) due diligence activities, (B) development activities; (C) sourcing, underwriting and negotiating the acquisition and disposition of each Approved For-Rent Project; (D) the Applicable Property Manager’s activities in connection with the lease and maintenance of the Proposed Project; (E) the horizontal and vertical construction of each Approved For-Rent Project; (F) debt facilities obtained by the Company or a Subsidiary Entity; and (G) enforcement of any warranties associated with the Apartments Units. 5.1.3 Borrowing. To cause the Company or a Subsidiary Entity to borrow money and to execute and deliver any and all documents necessary, incidental or related thereto. 5.1.4 Payments and Collections. To cause to be paid all amounts due and payable by the Company or a Subsidiary Entity to any Person and to collect all amounts due by any Person to the Company or a Subsidiary Entity. 5.1.5 Attorneys, Accountants and Consultants. To engage or terminate on behalf of the Company or a Subsidiary Entity such agents, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Company and the Subsidiary Entities, and to pay such fees, expenses or other compensation to such Persons as Manager determines. 5.1.6 Dispute Resolution. To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms and upon such evidence as Manager determines, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company or a Subsidiary Entity. 5.1.7 Organizational Expenses. To pay any and all fees and to make any and all expenditures which Manager determines in connection with the Company’s and each Subsidiary Entity’s business, including the organization of the Company or a Subsidiary Entity, the management the Company’s and each Subsidiary Entity’s business affairs and the enforcement of the Company’s and each Subsidiary Entity’s rights and remedies.

099999\14127737v20 28 5.1.8 Invested Capital. To invest the Company’s and each Subsidiary Entity’s business funds to the extent not then required for the Company’s and a Subsidiary Entity’s primary business operations, in securities, including money market accounts, certificates of deposit, treasury bonds or stocks, in each case, as Manager reasonably determines and that can be readily sold without volume limitation on a stock exchange or in an over-the- counter market. 5.1.9 Disposition and Encumbrance. To sell, mortgage, option, convey, grant, encumber or otherwise deal with real or personal property owned by or subject to a purchase contract in favor of the Company or a Subsidiary Entity. 5.1.10 Executing Agreements. To enter into, execute, acknowledge, terminate, enforce and deliver on behalf of the Company (in its individual capacity or as managing member of a Subsidiary Entity) any and all contracts, agreements, deed, easements, options, purchase and sale agreements, loan documents or other instruments to carry on the Company’s and each Subsidiary Entity’s business. 5.1.11 Delegate. To delegate in writing its authority, rights or obligations, whether arising under this Agreement, under the Act or otherwise, to any one or more agents or other duly authorized representatives. 5.1.12 Taxes. To cause to be paid or contested taxes, charges and assessments levied, assessed or imposed upon any of the Company’s and each Subsidiary Entity’s assets. 5.1.13 Insurance. To acquire and contract for insurance as Manager determines, provided such insurance shall meet the minimum requirements in Exhibit K. 5.1.14 Reserves. To establish and maintain Reserves for such purposes and in such amounts as Manager determines from time to time provided that the Reserves exceed the thresholds designated by the Board (but not less than the thresholds required by applicable law). 5.1.15 Bank Accounts. To establish and maintain one or more accounts for the Company and each Subsidiary Entity at such bank or banks as Manager may from time to time designate. 5.1.16 Distributions. To make distributions periodically to the Members in accordance with the provisions of this Agreement. 5.1.17 In Furtherance. To engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with or convenient or incidental to, the accomplishment of the Company’s and each Subsidiary Entity’s purposes, so long as such activities and contracts may be lawfully carried on or performed by a limited liability company under applicable law and are consistent with this Agreement.

099999\14127737v20 29 Section 5.2 Major Decisions. Each of the matters described in Exhibit F (collectively, the “Major Decisions”) shall require the prior written approval of the Board. All approvals given by the Board (including those approvals expressly required from the Board under this Agreement) need to be voted on and approved by one Board Representative from Builder and one Board Representative from Investor. Manager or a Member may from time to time propose Major Decisions (or other matters that expressly require the Board’s approval under this Agreement) for the consideration of the Board by notifying the Board Representative in writing (which notifications may be accomplished by email) (such notices, “Approval Request”). Section 5.3 Meetings; Approval. 5.3.1 Monthly Meetings. During the period when the Company or a Subsidiary Entity has one or more Approved Projects, Manager shall provide a written report to the Board Representatives based on a template approved by the Members acting in their reasonable discretion within 90 days after the Effective Date, which report shall contain the information provided in Exhibit G-1, and Manager shall schedule a monthly meeting with the Board Representatives to discuss Approved Projects and the pipeline of Proposed Projects and Proposed Competitive Projects (in each case, to the extent applicable). The Property Manager will be required to deliver those monthly reports identified in the Property Management Agreement. 5.3.2 Meetings. With respect to Major Decisions, Manager or a Member shall be permitted to call a meeting of the Board upon three business day prior written notice concurrently with the issuance of an Approval Request. The meetings of the Board shall be held by telephone or video conference unless one Board Representative from Builder and one Board Representative from Investor mutually agree that a “face-to-face” meeting is required; in which case, the location and time of such “face-to-face” meeting shall be determined by the mutual agreement of one Board Representative from each of Builder and Investor. Each Board Representative shall notify Manager in writing (which notifications may be accomplished by email) if such Board Representative approves or disapproves of a Major Decision within three business days after the Approval Request. Each Board Representative shall be entitled to vote on each Major Decision and make such determination to approve or disapprove such matter in its discretion (except as otherwise provided herein). A Board Representative may be accompanied at meetings by such non- voting advisors, attorneys and consultants as such Board Representative may deem necessary or appropriate to advise him or her with respect to matters coming before the Board. 5.3.3 Approval. A Major Decision shall be deemed “approved by the Board” or to have obtained the “approval of the Board” if approved by one Board Representative from Builder and one Board Representative from Investor. If a Board Representative does not notify Manager within such applicable time period, then such Board Representative shall be deemed to have disapproved the Approval Request (i.e., to maintain the status quo). If the Board Representatives disagree as to a Major Decision, Manager may request that the Board Representatives meet in good faith for a period of 20 calendar days to resolve such disagreement. If the Board Representatives refuse to engage in good faith negotiations or are unable to resolve such disagreement within such 20-day period, a

099999\14127737v20 30 material impasse (“Material Impasse”) shall be deemed to exist with respect to the Approved Project which is the subject of the Approval Request (such Approved Project, the “Dispute Project”); in which case, a Member may trigger the project disagreement remedies in Article XI if 18 months have elapsed since the Dispute Project was acquired by the Company or a Subsidiary Entity (the “Project Disagreement Remedy”). 5.3.4 Resolution; Authorization. With respect to a Major Decision that is to be voted on, consented to or approved by the Board, Manager may (A) take such action if approved at a meeting of the Board by one Board Representative from Builder and one Board Representative from Investor, or (B) take such action without a meeting if consented to, in writing or by electronic transmission, by one Board Representative from Builder and one Board Representative from Investor. 5.3.5 Reliance. Any Person may rely on a certificate addressed to that Person and signed by Manager relating to any one or more of the following: (A) identifying the Members hereunder; (B) as to the existence or non-existence of any fact which constitutes a condition precedent to acts by the Members or in any other manner germane to the affairs of the Company; (C) concerning the authority to execute, acknowledge, verify or deliver any instrument or document on behalf of the Company (in its individual capacity or as managing member of a Subsidiary Entity); (D) as to the authenticity of any copy of the Certificate of Formation, this Agreement, amendments thereto or restatements thereof, and any other document relating to the conduct of the affairs of the Company; or (E) as to any act or failure to act by the Company or a Subsidiary Entity or as to any other matter whatsoever involving the Company, any Member or any Subsidiary Entity. Section 5.4 Approved Package; Approved Budget. Within 30 days prior to the end of each calendar year, Manager shall prepare and submit for the Board’s approval (not to be unreasonably withheld) updates, amendments, supplements and modifications to the Approved Budget for each Approved Project. To the extent that material changes have occurred with respect to an Approved Project during the preceding calendar year that requires updates to the Approved Package, Manager shall prepare and submit for the Board’s approval (not to be unreasonably withheld) amendments, supplements and modifications to the Approved Package for such Approved Project within 30 days prior to the end of the then calendar year. Until Manager obtains the Board’s approval, Manager shall continue to operate such Approved Project in a manner consistent with the then Approved Package and the then Approved Budget to the extent reasonably feasible. Section 5.5 Construction Manager. 5.5.1 CM Fee. An Affiliate of TMHC (each Affiliate, a “Construction Manager”) shall serve as construction manager for an Approved Project pursuant to a construction management agreement (each, a “Construction Management Agreement”) in the form of Exhibit H between or among a Construction Manager, on the one hand, and one or more of the Company or a Subsidiary Entity, on the other hand. Each Construction Manager shall be paid (A) a pre-development fee (a “Pre-Development Fee”) under each Construction Management Agreement equal to [**]% of the Pre-Development Fee Base, which Pre-Development Fee shall be paid in equal monthly installments over the portion

099999\14127737v20 31 of the anticipated Project Schedule relating to the construction of the Horizontal Improvements, and (B) a construction management fee (a “CM Fee”) under each Construction Management Agreement equal to [**]% of the CM Fee Base, except that, notwithstanding the foregoing, the CM Fee for an Approved Project shall (i) not be less than $[**] times the total number of Apartment Units contained within such Approved Project, and (ii) not be greater than $[**] times the total number of Apartment Units contained within such Approved Project. The CM Fee shall be paid in equal monthly installments over the portion of the anticipated Project Schedule relating to the construction of the Project Improvements (excluding the period of time, if any, when only Horizontal Improvements and the Off-Site Improvements are being constructed). A Construction Manager may request an increase to one or more of the Pre-Development or CM Fee for an Approved Project to cover additional resources to manage such Approved Project; in which case, the Company (on behalf of itself or the applicable Subsidiary Entity) shall take such request under consideration and submit such matter to the Board provided that the Board’s approval shall not be unreasonably withheld or delayed. 5.5.2 Construction Manager Overhead. A Construction Manager will not be reimbursed for the salaries, benefits and general overhead expense attributable to such Approved Project; provided however, that such Construction Manager shall be reimbursed for “on-site” project management costs (such as, without limitation, an “on-site” project supervisor and day laborers) but only to the extent such Project Costs are reflected in the Approved Budget. 5.5.3 Termination of Construction Management Agreement. Each Construction Management Agreement shall be terminable by the Members not Affiliated with the applicable Construction Manager (acting on behalf of the Company or a Subsidiary Entity) if the applicable Construction Manager materially breaches such Construction Management Agreement (and fails to cure such material breach within the Cure Period) or the applicable Construction Manager fails to achieve the Material Milestones; in which case, the Company or the applicable Subsidiary Entity shall engage a third-party Person approved by the Board (not to be unreasonably withheld or delayed by the Board) to replace such Construction Manager on terms reasonably satisfactory to the Board. For sake of clarity and without limiting the rights under this Section 5.5.3, failure to achieve the Material Milestones shall not be deemed a breach or default on the part of Builder or a Construction Manager. 5.5.4 Construction Manager Personnel. Under each Construction Management Agreement, if Construction Manager is seeking reimbursement for “on-site” project management costs relating to an “on-site” project supervisor under Section 5.5.2, the Board’s approval (not to be unreasonably withheld or delayed) shall be required with respect to the identity of such “on-site” project supervisor. 5.5.5 Cost Overruns. The Company shall be responsible for and shall pay all Project Costs other than Project Costs that constitute CM Responsible Cost Overruns. Each Construction Management Agreement will provide that the Construction Manager shall be responsible for and shall pay the CM Responsible Cost Overruns with respect to the applicable Approved Project.

099999\14127737v20 32 Section 5.6 Property Management. Manager shall cause the Company to cause each Subsidiary Entity that owns an Approved For-Rent Development Project to engage a property manager (the “Applicable Property Manager”) pursuant to a property management agreement approved by the Members (the “Applicable Property Management Agreement”). Initially, Greystar Worldwide LLC or its Affiliate shall serve as the Applicable Property Manager for the Approved For-Rent Development Projects acquired or contributed on or around the Effective Date. Section 5.7 CTC Communities. One or more of the Approved Projects may use the brands owned or licensed by CTC or its Affiliates. In such event, the Company or a Subsidiary Entity shall be required to pay certain fees and other amounts under one or more agreements between or among TMHC, CTC or their Affiliates (collectively, the “CTC Agreements”). The CTC Agreements may be terminated by TMHC or amended from time to time by TMHC or their Affiliates without having to obtain the approval of the Company, a Subsidiary or the Members, except that amendments to the CTC Agreements after the Effective Date that materially increase the fees payable or materially increase the liability of the Company or a Subsidiary shall require the approval of the Board. Builder agrees to keep Investor apprised of all material discussions and negotiations with respect to the CTC Agreements on a timely basis. Section 5.8 Bulk Discounts. Investor acknowledges that TMHC and its Affiliates may earn refunds, rebates, discounts or credits (collectively, “Rebates”) for purchasing supplies, fixtures, equipment, merchandise, materials and services from certain suppliers or providers based on the volume purchased by TMHC and its Affiliates across various businesses. If TMHC or its Affiliate allocates Rebates as determined in their sole discretion to Builder, Builder shall provide those Rebates to the Company. Notwithstanding anything to the contrary contained herein and to the fullest extent permitted by applicable law, Investor and the Company agree and acknowledge that (A) neither TMHC nor its Affiliates are required to allocate Rebates to Builder, (B) neither Investor nor the Company are entitled to (and both Investor and the Company waive any right at law or in equity to) review, obtain or audit any information or agreements relating to the Rebates, (C) all information and agreements relating to the Rebates are highly confidential and proprietary and none of TMHC or its Affiliates is permitted to share information or agreements relating to the Rebates, and (D) with respect to the manner in which the Rebates are allocated by TMHC and its Affiliates, Builder shall not be deemed to have breached or violated (and both Investor and the Company waive any right at law or in equity that Builder breached or violated) any duties relating to (i) the taking or using for its own benefit Company property or Company opportunities, (ii) misappropriation or misapplication of Company property, (iii) failing to properly account for Company property, or (iv) Claims/Losses based on similar legal theories. ARTICLE VI BOOKS & RECORDS; ACCOUNTS; REPORTING; INSURANCE Section 6.1 Books and Records. At the Company’s cost and expense, Manager shall coordinate the keeping of the Company’s records and books to reflect transactions and other matters relating to the Company’s business as are usually entered into such records and books of account kept for businesses of a like character. Manager shall select the Company’s accountant (the “Accountant”). Unless otherwise approved by Builder, the Accountant shall be the same accountant used by TMHC. Each Member shall have the right to inspect the Company’s books and records at the Company’s principal place of business during reasonable business hours

099999\14127737v20 33 and upon reasonable advance notice for purposes reasonably related to its status as a Member. All reports and taxes shall be prepared at the Company’s cost and expense. Manager shall not be in breach or subject to liability due to delays in delivering reports, filings or other information if such delays are caused by the Accountant or other third-party Persons engaged by or under contract with the Company or a Subsidiary Entity. Section 6.2 Reports. Within 30 days after the end of each calendar quarter, Manager shall provide the Members with quarterly reports based on a template approved by the Members acting in their reasonable discretion within 90 days after the Effective Date, which report shall contain the information provided in Exhibit G-2, for each Approved Project. Manager shall provide such other reports as may be reasonably requested by a Member. On or before the 15th day of each calendar month, Manager shall provide (A) an unaudited statement setting forth and describing in reasonable detail the receipts and expenditures of the Company during the preceding month and comparing the results of the Company and each Approved Project for such month and for the year-to-date to the relevant Approved Budget together with a narrative summary of property operations for said preceding calendar month and (B) a statement of Distributable Cash. Manager shall provide such other reports as may be reasonably requested by a Member. The Company shall pay all costs for underwriting, servicing and reporting services to the extent provided in the Approved Budget, including (if applicable) fees payable to Trimont Real Estate Advisors, LLC or its Affiliate. Section 6.3 Tax Reporting. By February 28th of each Taxable Year, Manager shall direct the Accountant to provide each Member with a copy of an estimated IRS form commonly referred to as a “Schedule K-1” plus a copy of its state equivalents (if applicable). By May 31st of each Taxable Year, Manager shall direct the Accountant to provide each Member with a final copy of that certain IRS form commonly referred to as a “Schedule K-1” plus a copy of its state equivalents (if applicable) and all other information necessary for preparation of such Member’s federal, state and location income tax returns for the previous Taxable Year. Manager shall direct the Accountant to deliver to Investor a copy of the Company’s federal and state income tax returns no later than 20 days prior to filing such tax returns for the Members’ review and comment, which comments shall be considered by the Accountant acting reasonably when preparing the final tax returns. Section 6.4 Auditing. Manager may require that the Company’s books and records be audited annually at the Company’s cost and expense. Unless otherwise approved by Builder, the Company’s auditor shall be the same auditor engaged by TMHC. Section 6.5 Reserves. 6.5.1 Generally. Manager shall establish and maintain Reserves in the Company’s Accounts, which Reserves shall be funded from the Company’s cash flow and used for Company expenses. Reserves established by Manager shall include (A) a Reserve for Warranty Expenses (the “Unknown Claims Warranty Reserves”) arising from claims or disputes asserted by third-party Persons not affiliated with the Members that were not known, alleged or pending at the time of dissolution and liquidation (“Unknown Claims”), (B) a Reserve for known, pending or existing Warranty Expenses (the “Existing Claims Warranty Reserves”) and (C) such other Reserves that are advisable in the exercise of

099999\14127737v20 34 good governance and prudent practices or necessary to comply with the Act (the “Customary Reserves”) . The Existing Claims Warranty Reserve and the Customary Reserves shall be established and expended by Manager from time to time in accordance with this Agreement. For avoidance of doubt, the provisions in Section 6.5.2 below pertain only to the Unknown Claims Warranty Reserve that will be established prior to the Company’s dissolution and liquidation. In the event that (i) Investor forfeits its portion of the Unknown Claims Warranty Reserves, and (ii) the Company has dissolved and liquidated, Manager shall not use funds (other than the Unknown Claims Warranty Reserves) to pay Warranty Expenses relating to Unknown Claims. 6.5.2 Unknown Claims. A. Unless Builder (acting on behalf of each Construction Manager) approves a lesser Unknown Claims Warranty Reserve, the Unknown Claims Warranty Reserve shall be not less than (i) [**], or (ii) [**] (the “Warranty Threshold Amount”), whichever is greater. B. The Unknown Claims Warranty Reserve shall be funded with an amount equal to the Warranty Threshold Amount from the proceeds derived from the sale of an Approved Project if, after the sale of such Approved Project, Builder determines, in its reasonable discretion, that the proceeds from the sale of the remaining unsold Approved Projects may not be sufficient to fund the Unknown Claims Warranty Reserve with an amount equal to the Warranty Threshold Amount upon the sale of such remaining Approved Projects. After funding the Unknown Claims Warranty Reserve, the Company shall maintain the Unknown Claims Warranty Reserves until the expiration of the statute of repose for all Approved Projects; upon the expiration of the statute of repose for all Approved Projects, except as provided in clause (iii) of Section 6.5.2F below, the unused portion of the Unknown Claims Warranty Reserves shall be distributed to the Members in accordance with Article XII (the “Warranty Distribution Date”). C. When the Company dissolves, Investor may request that the Unknown Claims Warranty Reserve be reduced (or eliminated) and that the excess proceeds in (or the entirety of) the Unknown Claims Warranty Reserve be treated as Available Cash and used or distributed by the Company to the Members as provided elsewhere in this Agreement (provided that the distribution of such Available Cash shall be a Major Decision determined by the Board at the Board’s discretion). If Builder does not approve Investor’s request to reduce (or eliminate) the Unknown Claims Warranty Reserve when the Company dissolves, Investor may request (a “Request for Analysis”) by written notice to Builder that the Company obtain an actuarial analysis with respect to the Company’s contingent or unknown liabilities arising out of the construction of the Approved Projects (an “Actuarial Analysis”). D. If Investor delivers a Request for Analysis, the Members shall appoint by mutual agreement an actuary having at least 10 years of risk management experience in connection with similar real property in the city or

099999\14127737v20 35 county in which such real property is located. The selected actuary shall be a member of the American Academy of Actuaries, knowledgeable and experienced in the warranty and construction defect exposures of residential construction used solely for rental purposes. Utilizing known methods of analysis (including a review of (or receiving legal advice as to) the sale contract entered into for the sale of the applicable Projects and the provisions therein related to the limitation of seller’s liability for a breach of its representations, warranties or covenants and the related survival period of the buyer thereunder to make such claims), the actuary shall establish an actuarial sound estimates of ultimate liabilities for unknown Warranty Expenses and provide a recommendation regarding the amount of the Unknown Claims Warranty Reserve and the scope of such analysis to be specifically described by the Members. If the Members are unable to agree upon an actuary within 30 days after the Request for Analysis, then each Member shall have 30 days from such date to select an actuary to prepare an Actuarial Analysis. If a Member fails to timely select an actuary, the actuary selected by the other Member shall prepare the Actuarial Analysis. If two actuaries are selected, the two actuaries shall select a third actuary after completing their analyses, who shall select one of the two analyses as the Actuarial Analysis. Any inability to agree upon a third actuary shall be resolved by an Arbitrator who has been appointed by either the Members or, if the Members are unable to agree on an Arbitrator, the Delaware Court of Chancery. If the Actuarial Analysis recommends an Unknown Claims Warranty Reserve in an amount less than the amount then held in the Unknown Claims Warranty Reserve, such Unknown Claims Warranty Reserve shall be decreased to match the recommended amount, and the amounts in the Unknown Claims Warranty Reserve in excess of the recommended amount shall be treated as Available Cash and used or distributed by the Company to the Members as provided elsewhere in this Agreement (provided that the distribution of such Available Cash shall be a Major Decision determined by the Board at the Board’s discretion). For clarity, if the Actuarial Analysis finds that an Unknown Claims Warranty Reserve is no longer necessary, all amounts in the Unknown Claims Warranty Reserve shall be treated as Available Cash and used or distributed by the Company to the Members as provided elsewhere in this Agreement (provided that the distribution of such Available Cash shall be a Major Decision determined by the Board at the Board’s discretion). Notwithstanding what the actuary recommends, (i) in no event shall the Unknown Claims Warranty Reserve exceed the Warranty Threshold, and (ii) Builder may from time to time direct that the Unknown Claims Warranty Reserve be reduced (or eliminated), in which case, the excess proceeds in (or the entirety of) the Warranty Reserve shall be treated as Available Cash and used or distributed by the Company to the Members as provided elsewhere in this Agreement (provided that the distribution of such Available Cash shall be a Major Decision determined by the Board at the Board’s discretion). E. The fees and costs related to the Actuarial Analysis shall be paid by the Company.

099999\14127737v20 36 F. Prior to the 30th day after the Members receive the results from the Actuarial Analysis, Investor may again request that the Unknown Claims Warranty Reserve be eliminated and that the entirety of the Unknown Claims Warranty Reserve be treated as Available Cash and used or distributed by the Company to the Members as provided elsewhere in this Agreement (provided that the distribution of such Available Cash shall be a Major Decision determined by the Board at the Board’s discretion). If Builder does not approve Investor’s request to eliminate the Unknown Claims Warranty Reserve when the Company dissolves and liquidates, Investor may forfeit Investor’s right to the proceeds in the Unknown Claims Warranty Reserve by notifying Manager in writing, in which case (i) Builder and the Company shall indemnify, defend and hold harmless Investor from and against Warranty Expenses arising out of Unknown Claims; and (ii) notwithstanding anything herein to the contrary, Builder shall be entitled to all proceeds held in the Unknown Claims Warranty Reserve and shall be entitled to cause the Company to disburse such proceeds at such time as Builder elects. G. Neither the existence of or use of the Warranty Reserve shall alter or limit the indemnity obligations under this Agreement or the Construction Management Agreement. Section 6.6 Company Accounts; Loan Draws. 6.6.1 Accounts. All funds of the Company and each Subsidiary Entity shall be deposited by Manager into one or more federally-insured operating accounts (each, an “Account”). Each Account shall be maintained in the name of the Company or such Subsidiary Entity, as applicable, with a banking institution selected by Manager. Funds within each Account shall be segregated from, and not commingled with, the accounts of Manager, a Member or an Affiliate of either of them. Funds within the Company’s Accounts shall be segregated from each Subsidiary Entity’s Accounts, funds within each Subsidiary Entity’s Accounts shall be segregated from the Company’s Accounts and the other Subsidiary Entities’ Accounts. 6.6.2 Loan Draws. If a Loan is obtained, Manager shall process disbursement requests for Budgeted Costs and Unbudgeted Permitted Costs, in each case, to the extent permitted under the Loan Documents and shall otherwise oversee the Company’s or the applicable Subsidiary Entity’s compliance with the Loan Documents. If the Loan Documents have restrictions specific to a Member or its Affiliate (e.g., restrictions on indirect transfers, financial covenants or acceleration upon bankruptcy), such Member shall (and shall cause its Affiliate) to not violate such restrictions if a violation of such restriction would materially and adversely impact the Company or a Subsidiary Entity. Section 6.7 Insurance. To the extent commercially available at commercially reasonable rates, Manager at the Company’s cost and expense shall cause the Company and the Subsidiary Entities to obtain the minimum insurance required under Exhibit K through brokers, carriers, providers and other third parties selected by Manager. If the minimum insurance required under Exhibit K is not commercially available at commercially reasonable rates, Manager shall

099999\14127737v20 37 request the insurance brokers to recommend alternative policies comparable to the minimum insurance required under Exhibit K. ARTICLE VII COMPETITIVE ACTIVITIES; EXCULPATION; INDEMNIFICATION. Section 7.1 Competitive Activities. 7.1.1 Other Opportunities. Each Member recognizes that Manager, the other Member and each of their Affiliates has an interest in investing in, developing, constructing, operating, transferring, leasing and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests. None of the Company, a Subsidiary Entity, a Member, a Manager or an Affiliate of any of them shall have any right by virtue of this Agreement, or the relationship created hereby in or to any other investments, ventures or activities in which a Member or its Affiliate is involved or to the income or proceeds derived therefrom. The pursuit of other investments, ventures and activities by Manager, a Member or an Affiliate of any of them, even if directly or indirectly competitive with the business of the Company or a Subsidiary Entity, is hereby consented to by the other Member and shall not be deemed wrongful or improper. Except as provided in Section 2.1.1, none of Manager, a Member or an Affiliate of any of them shall be obligated to present any investment opportunity to the Company or a Subsidiary Entity, even if such opportunity is of a character which, if presented to the Company or a Subsidiary Entity, could be taken by the Company or such Subsidiary Entity. Manager, each Member and each of their Affiliates shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity. 7.1.2 TMHC Marketing. TMHC and its Affiliates shall have the exclusive right to market “for sale” single-family residences to the tenants at the Approved Projects. Without Builder’s approval, no other homebuilder shall be permitted to market “for sale” single-family residences to tenants at the Approved Projects. TMHC and its Affiliates may (without any obligation to do so) display advertising materials at the Approved Projects, distribute promotional materials to prospective and existing tenants at the Approved Projects, offer incentives for prospective and existing tenants at the Approved Projects to purchase single-family residences and conduct other activities to promote the sale of “for sale” single-family residences. None of the Company, a Subsidiary Entity or Investor shall interfere with TMHC’s and its Affiliates’ efforts to market “for sale” single-family residences to prospective and existing tenants at the Approved Projects. Section 7.2 Liability of Members; Limitation on Duties. 7.2.1 Exculpation. Subject to the provisions of any other agreement to which the Members are parties, and except for the obligations to a Member or Members or the Company imposed under such other agreement or as set forth in this Agreement, to the fullest extent permitted by applicable law, no Member shall be liable, responsible or accountable in damages or otherwise to the Company or the other Member for any action taken by such Member or such Member’s failure to act if such Member acted in its business

099999\14127737v20 38 judgment on behalf of the Company within the scope of the authority conferred on it by this Agreement unless such action or omission constitutes Bad Conduct. Unless otherwise agreed upon in writing by the Members, to the fullest extent permitted by the Act: (A) no Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company or a Subsidiary Entity; (B) the Members shall be liable to make Capital Contributions only to the extent required under this Agreement; and (C) without limitation on the foregoing or Manager’s right to issue a Capital Call, any indemnification obligation of the Company hereunder shall be limited to the assets of the Company. Except as expressly provided in this Agreement (including the rights of a Loan Guarantor, TM Guarantor or Investor Guarantor rights under Section 7.4 and a Board Representative’s rights under Section 7.5), nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Person other than the Members, and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third-party Person to any party to this Agreement, nor shall any provision of this Agreement give any third-party Person any right of subrogation or action over or against any party to this Agreement. For sake of clarity, each Loan Guarantor, TM Guarantor, Investor Guarantor and each Board Representative shall be a third-party beneficiary and entitled to enforce the indemnification provisions under Section 7.4 or 7.5, respectively. Without limitation on the foregoing, to the fullest extent permitted by the Act, no third-party Person shall have any right to enforce any contribution obligation on a Member. 7.2.2 Limitation on Duties. No Member (acting in the capacity as a Manager, a Member or a Person designating Board Representatives) shall owe a fiduciary or other duty to any other Member, the Company or a Subsidiary Entity. Duties imposed by law or otherwise are waived to the fullest extent permitted by the Act. To the extent that anything set forth in this Article VII or any other provision of this Agreement restricts the duties and liabilities of Manager or a Member otherwise existing at law or in equity, the Members agree that the terms of this Article VII and the other provisions of this Agreement replace such other duties and liabilities of Manager or such Person. Unless another standard of review or conduct is imposed hereunder (such as reasonableness or diligent efforts), Manager and each Member shall be permitted to act in its sole and absolute discretion when making a proposal, recommendation, determination, calculation, offer or election with respect to any matters, when providing authorization to proceed in any manner, when directing parties to omit from taking certain actions and when consenting to, approving or disapproving any matters. Such Person shall be entitled to consider only such interests and factors as it desires, including its own self-interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company, a Subsidiary Entity or any other Member. Neither Manager nor a Member, in any way, guarantees a profit for the Members from the operations of the Company or a Subsidiary Entity or from a Proposed Project or a Proposed Competitive Project. Neither Manager nor a Member shall be liable (A) for any act or omission if the Board’s approval is required under Section 5.2 but not given after such approval is requested, or (B) for the failure to act due to insufficient funds (provided that the insufficient funds is not due to such Member’s failure to contribute Mandatory Capital).

099999\14127737v20 39 7.2.3 No Liability for Board Representative. No Board Representative shall have any personal liability solely by reason of serving as a Board Representative, and to the fullest extent permitted by applicable law, each Board Representative shall be exculpated of liability arising from and no Board Representative shall be personally liable, responsible or accountable in damages or otherwise to the Company, the Subsidiary Entities, Manager, the Members or any other Person for any action taken or not taken by such Board Representative. Each Board Representative shall be permitted to act solely in the interests of the Member that appointed such Board Representative (even if such interests conflict with the interests of the Company, a Subsidiary Entity, Manager or other Members) and shall have no duty or obligation to give consideration to the interests of or factors affecting the Company, a Subsidiary Entity, Manager or other Members. The limitations of liability provided in this Section 7.2.3 are in addition to, and not in limitation of, any limitation on liability applicable to such Person provided by law or in any other contract, agreement or instrument. Notwithstanding the foregoing, each Member shall be responsible for the actions or inactions of a Board Representative appointed by such Member. Section 7.3 Indemnification by Company. The Company shall, to the fullest extent permitted by applicable law, indemnify, defend (with counsel reasonably acceptable to each Member to be defended) and hold each Member harmless from and against any Company or Subsidiary Entity liabilities for which it is alleged to be responsible (and any Claim/Loss resulting from such allegations suffered or sustained by it) by reason of any acts, omissions or alleged acts or omissions by such Member on behalf of the Company or a Subsidiary Entity within the scope of authority conferred on it by this Agreement or by reason of the fact that such Member is a Member of the Company; provided that the acts or omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based (A) were in good faith in accordance with its business judgment, (B) did not constitute Bad Conduct, a breach on the part of such Member under this Agreement or, in the case of a Member affiliated with Construction Manager, a breach on the part of a Construction Manager under a Construction Management Agreement, and (C) were not outside of such Member’s scope of authority. Section 7.4 Indemnification of Loan Guarantor. The Company shall, to the fullest extent permitted by applicable law, indemnify, defend (with counsel reasonably acceptable to each indemnitee to be defended) and hold each Loan Guarantor, TM Guarantor and Investor Guarantor harmless from and against any liabilities of the Company or a Subsidiary Entity for which it is alleged to be responsible (and any Claim/Loss resulting from such allegations suffered or sustained by it) by reason of the loan documents (other than amounts paid by Loan Guarantor, TM Guarantor and Investor Guarantor that the Company would not have been required to pay when the Loan came due absent acts or omissions of Loan Guarantor, TM Guarantor, Investor Guarantor or their respective Affiliates in violation of those provisions in the loan documents that are specific to Loan Guarantor, TM Guarantor, Investor Guarantor or their respective Affiliates (such as, without limitation, restrictions on transfer, financial covenants and prohibitions on bankruptcy)). Section 7.5 Indemnification of Board Representative. The Company shall, to the fullest extent permitted by applicable law, indemnify, defend (with counsel reasonably acceptable to each Board Representative to be defended) and hold each Board Representative harmless from and

099999\14127737v20 40 against any liabilities of the Company or a Subsidiary Entity for which it is alleged to be responsible (and any Claim/Loss resulting from such allegations suffered or sustained by it) other than Claims/Losses arising out of such Board Representative’s Bad Conduct. Section 7.6 Article VII Survival. The provisions of this entire Sections 7.2 through 7.5, inclusive, shall survive the termination of the Agreement, the liquidation of the Company, the dissolution of the Company, the withdrawal, resignation or retirement of a Member from the Company, the transfer of a Member’s interest in the Company and the liquidation of a Member’s interest in the Company. ARTICLE VIII TRANSFER OF COMPANY INTERESTS. Section 8.1 Transfer Restrictions. No Member shall sell, exchange, assign, dispose, encumber, pledge, hypothecate or otherwise transfer, whether voluntary, involuntary, by operation of law, resulting from death, disability or otherwise (a “Transfer”) the whole or any part of any direct or indirect interest in the Company (and no issuance of additional ownership interests in such Member shall occur) without the prior written approval of the Board. For all purposes of this Agreement, an involuntary Transfer shall include (A) the entry of a final order of a court in a divorce proceeding that is not subject to appeal that directs transfer of an interest in the Company, or (B) any other Transfer occasioned by a separation agreement or a divorce proceeding that is not subject to appeal. No Transfer in violation of the provisions hereof shall be valid or effective for any purpose, and no consent to one or more Transfers shall be deemed consent to any other Transfer. Section 8.2 Builder Permitted Transfers. Notwithstanding the foregoing, so long as Builder’s interest in the Company continues to be controlled by TMHC, the restrictions in Section 8.1 shall not restrict (A) direct or indirect Transfers in Builder, (B) Transfers by Builder of all of its direct interest in the Company to Builder’s Affiliate, (C) the issuance of additional direct or indirect ownership interests in Builder, or (D) other Transfers of Builder or any interest in Builder that involve direct or indirect financing. Section 8.3 Investor Permitted Transfers. Notwithstanding the foregoing, so long as 51% or more of the ownership interests and voting control in Investor (or, if a Person succeeds to Investor’s interest in the Company, such Person that owns Investor’s interest in the Company) continues to be beneficially owned directly or indirectly (whether individually or through a trust, limited liability company, corporation or other Person) by Värde, the restrictions in Section 8.1 shall not restrict (A) direct or indirect Transfers in Investor, (B) Transfers by Investor of all of its direct interest in the Company to Investor’s Affiliate, (C) the issuance of additional direct or indirect ownership interests in Investor, or (D) other Transfers of Investor or any interest in Investor that involve direct or indirect financing. Section 8.4 Effect of Assignment; Documents. In the event of any sale or assignment permitted hereunder, subject to Article XII, the Company shall not be dissolved but instead shall continue as before, with, however, the addition or substitution of such transferee or assignee as a Member of the Company. No Transfer shall relieve assignor from any of its obligations under this Agreement without the prior approval of the Board. Notwithstanding the foregoing, as a condition

099999\14127737v20 41 to any sale or assignment by a Member, the assignee must execute and deliver to Manager on behalf of the Company an assumption of assignor’s obligations under this Agreement arising from and after the date of such assignment. Upon execution and delivery of such assumption, the Members shall execute a document in form reasonably approved by Manager evidencing the admission of such transferee. Section 8.5 No Withdrawal. No Member may withdraw or attempt to withdraw from the Company other than as a result of (A) the consummation of a permitted Transfer under this Article VIII, (B) a Member acquiring the other Member’s membership interest pursuant to the terms of this Agreement or (C) Builder’s failure to obtain the OBS Confirmation under Section 15.18. Notwithstanding the foregoing, Investor shall have the right to withdraw from the Company after the expiration of the survival period of the seller’s representations and warranties with the latest outside date in the sale contracts entered into in connection with the sale of the Projects if and only if, at such time when Investor notifies Manager of Investor’s request to withdraw, (i) Manager refuses to file certificates of cancellation (or the equivalent thereof) in the states in which the Company is organized or qualified, (ii) the Existing Claims Warranty Reserve and Customary Reserves have been distributed, (iii) no Claims/Losses (excluding Unknown Claims) are alleged or pending by or among any one or more of Builder, Investor, the Company, their respective Affiliates or any other Person with respect to the Company or the Company Assets, and (iv) Investor’s withdrawal will not violate the Act, any applicable laws or any order issued by a governmental or quasi-governmental authority. ARTICLE IX CERTAIN REMEDIES. Section 9.1 Removal Events. The following occurrences are removal events (each, a “Removal Event”): 9.1.1 Manager commits Bad Conduct (other than Excused Employee Misconduct) when performing its obligations under this Agreement. 9.1.2 The occurrence of a Bankruptcy Event on the part of Manager. Section 9.2 Removal; Dispute. 9.2.1 Removal Notice. Investor may deliver written notice to Builder describing the Removal Event in reasonable detail (a “Removal Notice”). 9.2.2 Dispute. Builder may dispute the existence of grounds for the Removal Notice by written notice (“Dispute Notice”) to Investor within 60 days after its receipt of the Removal Notice. If a Dispute Notice is given, then the dispute shall be resolved by a court of competent jurisdiction in accordance with Section 15.7 or other alternative dispute resolution process approved by Builder and Investor. 9.2.3 Remedies. After (A) a Removal Event occurs, and (B) if applicable, such Removal Event has been finally adjudicated, (i) the Person acting as Manager shall no longer oversee the day-to-day activities of the Company, (ii) the Company or a

099999\14127737v20 42 Subsidiary Entity may terminate each Construction Management Agreement between the Company or a Subsidiary Entity, on the one hand, and a Construction Manager that is an Affiliate of Manager, on the other hand (in which case, such Construction Manager shall not be entitled to the portion of the Pre-Development Fee or the CM Fee that accrues after the termination date), (iii) Investor may (without obtaining Builder’s approval, except that Builder’s approval shall continue to be required for all Fundamental Decisions other than the appointment of a manager under Paragraph 11 of Exhibit E), either (1) cause the Company and each Subsidiary Entity to market and sell the portfolio of Approved Projects to Third-Party Potential Purchasers, or (2) appoint a third-party Person as replacement Manager and compensate such replacement Manager in a manner consistent with market terms between arms-length parties as determined by Investor in its sole, good faith discretion, (iv) Builder shall not be thereafter entitled to further Incentive Distributions (in which case, all amounts that would have otherwise been Incentive Distributions shall be distributed to the Members pro rata in accordance with the Member’s Percentage Interests), (v) Builder shall have no further approval or voting rights other than Fundamental Decisions (which approval shall not be unreasonably withheld), and (vi) if a Construction Management Agreement between the Company or a Subsidiary Entity, on the one hand, and a Construction Manager that is an Affiliate of Manager, on the other hand, has not been terminated by the Company or a Subsidiary Entity, the applicable Construction Manager shall be permitted to terminate such Construction Management Agreement (in which case, such Construction Manager shall not be entitled to the portion of the Pre-Development Fee or the CM Fee that accrues after the termination date) Section 9.3 No Partition. Each Member hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the assets of the Company. Section 9.4 Cumulative Remedies. Subject to the limitations expressly herein set forth, no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. Notwithstanding the foregoing, no Member (acting in the capacity as a Manager, a Member or a Person designating Board Representatives) shall be liable for lost profits, lost opportunities, consequential damages, incidental damages, exemplary damages, punitive damages, indirect damages, special damages or speculative damages. Section 9.5 Attorneys’ Fees. If the Company or a Member obtains a judgment against any other Member in connection with a dispute arising under or in connection with this Agreement, such party shall be entitled to recover its court costs, and reasonable attorneys’ fees (including the reasonable value of in-house attorney services) and disbursements incurred in connection therewith and in any appeal or enforcement proceeding thereafter, including any bankruptcy proceeding (and any action for relief from the automatic stay of any bankruptcy proceeding), in addition to all other recoverable costs. Section 9.6 No Waiver. No waiver by a Member or the Company of any breach of this Agreement or any Affiliate Agreement shall be deemed to be a waiver of any other breach of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach shall be deemed to be a waiver of any breach of this Agreement or any Affiliate

099999\14127737v20 43 Agreement, whether or not such Member or the Company knows of such breach at the time it accepts such payment or performance. No failure or delay on the part of a Member or the Company to exercise any right it may have by reason of any breach of this Agreement or any Affiliate Agreement shall prevent the exercise thereof by such Member or the Company at any time and no such failure or delay shall operate as a waiver of any such breach. Section 9.7 Interest Rate Calculation. When calculating interest with respect to a Member Loan, the following principles shall be applied: (A) the accrual of interest shall be computed on a daily basis (on the basis of the actual number of days elapsed, 365-day year); (B) accrued and unpaid interest shall be compounded annually, and (C) interest shall commence accruing on the date when such Member Loan is funded. If it is determined by a court of competent jurisdiction that the rate used is usurious or otherwise in violation of applicable law, the rate to be used shall be the highest maximum rate permitted by applicable law. Section 9.8 No Suretyship Defenses. Each Member hereby unconditionally waives any guarantor or suretyship defense that may otherwise apply with respect to this Agreement. ARTICLE X DISPOSITION OF APPROVED PROJECTS Section 10.1 Disposition. The sale of an Approved Project, the Approved Projects or the Remaining Portfolio to a Third-Party Potential Purchaser and the terms each Third-Party PSA shall be subject to the approval of the Board. The Members agree that a Board Representative’s approval may be conditioned upon the corresponding Member receiving a right of first refusal on terms approved by the Members in connection with the sale of such Approved Project, such Approved Projects or the Remaining Portfolio. Without limiting the Board’s ability to require the sale of an Approved Project, the Members do not intend to market an Approved Project for sale to a Third-Party Potential Purchaser until such time that (A) such Approved Project has achieved stabilization as reasonably determined by the Members, (B) the Loan to construct such Approved Project is able to be repaid without the assessment of a fee or penalty, and (C) the Company has acquired and developed a diverse and robust portfolio of Approved Projects as reasonably determined by the Members. The Members shall consider packaging multiple Approved Projects or the Remaining Portfolio for sale to achieve maximum pricing from Third-Party Potential Purchasers. In the event that the Board approves the sale of one or more Approved Projects or the Remaining Portfolio, Manager shall engage a broker approved by the Board on behalf of the Company or the applicable Subsidiary Entity to market and sell such Approved Project, Approved Projects or Remaining Portfolio. Section 10.2 Unsolicited Offers. 10.2.1 No Marketing. No Member shall solicit offers from third-party Persons for Approved Projects without the approval of the Board. 10.2.2 Third-Party Offers. If Manager or a Member receives an unsolicited third-party offer (each, an “Unsolicited Third-Party Offer”), such Person shall disclose such Unsolicited Third-Party Offer to the Members.

099999\14127737v20 44 10.2.3 Board Approval. If the Board approves an Unsolicited Third-Party Offer, the Company or, if applicable, the Subsidiary Entity shall sell the applicable Approved Project in accordance with such Unsolicited Third-Party Offer pursuant to a Third-Party PSA approved by the Board. ARTICLE XI PROJECT DISAGREEMENT REMEDY Section 11.1 Occurrence of a Material Impasse. After the occurrence of a Material Impasse, a Member (a “PDR Triggering Member”) may trigger the Project Disagreement Remedy in this Article XI by delivering written notice to the other Member (a “PDR Trigger Notice”) if, and only if, 18 months have elapsed since the Company or a Subsidiary Entity acquired title to the Dispute Project. In the PDR Trigger Notice, the PDR Triggering Member shall provide a reasonable description of the Material Impasse and state whether the PDR Triggering Member intends to bid on the Dispute Project. If the PDR Triggering Member fails to state that the PDR Triggering Member will bid on the Dispute Project in the PDR Trigger Notice, then the PDR Triggering Member shall be deemed to have elected not to bid on the Dispute Project. Within 10 days after receipt of the PDR Trigger Notice, the other Member (the “PDR Responding Member”) shall notify the PDR Triggering Member if the PDR Responding Member intends to bid on the Dispute Project. If the PDR Responding Member fails to notify the PDR Triggering Member within such 10-day period that the PDR Responding Member will bid on the Dispute Project, then the PDR Responding Member shall be deemed to have elected not to bid on the Dispute Project. Within the 10-day period after receipt of the PDR Trigger Notice, the PDR Responding Member may also concede to the PDR Triggering Member’s position regarding the matter that is the subject of the Material Impasse; in which case, the PDR Trigger Notice shall be deemed null and void and of no force or effect. If neither Member elects to bid on the Dispute Project, Manager shall market and sell the Dispute Project on behalf of the Company or, if applicable, the Subsidiary Entity on terms approved by the Board (not to be unreasonably withheld or delayed). Section 11.2 Two Members Bid. If the PDR Triggering Member and the PDR Responding Member both elect to bid on the Dispute Project, the PDR Triggering Member and the PDR Responding Member shall select an Arbitrator. Each Member shall have 30 days to submit a written offer to the Arbitrator. Each offer shall be on an all-cash, AS-IS, WHERE-IS BASIS without any representation or warranty as to the real or personal property. The purchase agreement shall require a [**]% earnest money deposit and otherwise conform in all material respects to the Disposition PSA. The Arbitrator shall select the Member that submitted the most advantageous offer (the “Prevailing Member”), and the Prevailing Member, on the one hand, and the Company or the Subsidiary Entity, on the other hand, shall enter into a Disposition PSA. If the Prevailing Member materially breaches the Disposition PSA, (A) the Company or, if applicable, the Subsidiary Entity shall retain the earnest money deposit as liquidated damages, (B) the defaulting Member shall no longer have the right to acquire the Dispute Project under this Article 11, and (C) the other Member shall have the right to purchase the Dispute Project on the terms submitted by such other Member to the Arbitrator or to market and sell the Dispute Project on behalf of the Company or a Subsidiary Entity on terms acceptable to such other Member without obtaining the Board’s prior approval. In connection with the transfer of a Dispute Project to a

099999\14127737v20 45 Member or its Affiliate, if requested by the Member acquiring such Dispute Project, the Members shall transfer the membership interest in the Subsidiary Entity (as opposed to transferring fee title in such Dispute Project); in which case, the Company shall represent and warrant that the Company owns all membership interests in such Subsidiary Entity free and clear of all liens other than those liens disclosed to the Person acquiring the membership interests in such Subsidiary Entity. Section 11.3 One Member Bid. 11.3.1 Non-Bidding Member Determination. If only one Member elects to bid on the Dispute Project (the “Bidding Member”), the other Member (the “Non-Bidding Member”) may approve or disapprove of the Bidding Member’s bid (the “Bid”). 11.3.2 Non-Bidding Member Approval. If the Non-Bidding Member approves the Bid, the Company or the applicable Subsidiary Entity, on the one hand, and the Bidding Member (or its designee), on the other hand, shall enter into a Disposition PSA with respect to the Dispute Project. After a Disposition PSA is executed, the terms of such Disposition PSA shall govern the sale of such Dispute Project. 11.3.3 Non-Bidding Member Disapproval. If the Non-Bidding Member does not initially approve the Bid because the Non-Bidding Member (acting reasonably and in good faith) determines that the Bid is below-market, the Company or the applicable Subsidiary Entity shall market the Dispute Project to Third-Party Potential Purchasers. 11.3.4 No Better Offer. If the Company or, if applicable, the Subsidiary Entity does not receive an offer from a Third-Party Potential Purchaser within 60 days containing more advantageous terms than the Bid, then the Company or the applicable Subsidiary Entity, on the one hand, and the Bidding Member (or its designee), on the other hand, shall enter into a Disposition PSA with respect to the Dispute Project. After such Disposition PSA is executed, the terms of such Disposition PSA shall govern the sale of the Dispute Project. 11.3.5 Right of First Refusal. If the Company or, if applicable, the Subsidiary Entity has received Third-Party Offered Terms within the 60-day period described above containing more advantageous terms than the Bid, then the Company or, if applicable, the Subsidiary Entity shall offer the Dispute Project to the Bidding Member on the same terms as the Third-Party Offered Terms. 11.3.6 Acceptance of ROFR. If the Bidding Member accepts the Third-Party Offered Terms by written notice (a “ROFR Notice”) within five business days after the Bidding Member receives written notice of the Third-Party Offered Terms under Section 11.3.5, then the Company or the applicable Subsidiary Entity, on the one hand, and the Bidding Member (or its designee), on the other hand, shall enter into a Disposition PSA with respect to the Dispute Project. After such Disposition PSA is executed, the terms of such Dispute Project PSA shall govern the sale of the Dispute Project.

099999\14127737v20 46 11.3.7 Rejection of ROFR. If the Bidding Member rejects the Third-Party Offered Terms by written notice or the Bidding Member fails to accept the Third-Party Offered Terms in writing within the five-business day period under Section 11.3.6, then the Company or the applicable Subsidiary Entity, on the one hand, and the applicable Third-Party Potential Purchaser, on the other hand, shall enter into Third-Party PSA for the Dispute Project based on the Third-Party Offered Terms within 60 days after the expiration of the five-business day period under Section 11.3.6. If (A) the Third-Party PSA is not entered into within such 60-day period, (B) the Non-Refundability Condition is not timely satisfied, or (C) the Third-Party PSA is otherwise terminated prior to the closing under the Third-Party PSA, the procedure under this Section 11.3 shall be repeated (i.e., the Bidding Member shall be permitted to resubmit the Bid under Section 11.3.1, the Non-Bidding Member shall be permitted to approve or disapprove the Bid, and so on). 11.3.8 Bidding Member Default. If a Bidding Member materially breaches the terms of such Disposition PSA, then (A) the right under this Article XI to acquire the Dispute Project under such Disposition PSA shall thereafter terminate, and (B) the Non- Bidding Member shall be permitted to sell the Dispute Project on behalf of the Company or a Subsidiary Entity on terms acceptable to the Non-Bidding Member without obtaining the Board’s or the Bidding Member’s prior approval. Section 11.4 No Member Bids. 11.4.1 Market Dispute Project. If neither Member bids on the Dispute Project, the Dispute Project shall be marketed to Third-Party Potential Purchasers. If the Company or, if applicable, a Subsidiary Entity receives Third-Party Offered Terms for a Dispute Project that are reasonably acceptable to Investor, then the Company or, if applicable, the Subsidiary Entity shall offer such Dispute Project to Builder on the same terms as the Third-Party Offered Terms. 11.4.2 Builder Election to Purchase. If Builder accepts the Third-Party Offered Terms within 15 days after Builder receives written notice of the Third-Party Offered Terms, then the Company or the applicable Subsidiary Entity, on the one hand, and Builder, on the other hand, shall enter into a Disposition PSA with respect to such Dispute Project based on the Third-Party Offered Terms. After a Disposition PSA is executed, the terms of the Disposition PSA shall govern the sale of the Dispute Project that is the subject of such Disposition PSA. 11.4.3 Builder Election to Sell. If Builder fails to deliver written notice within the 15-day period or elects not to purchase such Dispute Project based on the Third-Party Offered Terms, then the Company or the applicable Subsidiary Entity, on the one hand, and the applicable Third-Party Potential Purchaser, on the other hand, shall enter into a Third-Party PSA for the Dispute Project based on the Third-Party Offered Terms within 60 days after the expiration of such 15-day period. If (A) the Third-Party PSA is not entered into within such 60-day period, (B) the Non-Refundability Condition is not timely satisfied, or (C) the Third-Party PSA is otherwise terminated prior to the closing under the Third-Party PSA, each Member shall be given 15 days to bid on the Dispute Project and the procedure under this Article 11 shall be repeated (i.e., Section 11.2 shall govern if two

099999\14127737v20 47 Members bid, Section 11.3 shall govern if one Member bids and Section 11.4 shall govern if no Member bids). ARTICLE XII DISSOLUTION OF THE COMPANY Section 12.1 Events Giving Rise to Dissolution. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Company; except that the happening of any one of the following events (individually, a “Dissolution Event”) shall work an immediate dissolution of the Company. 12.1.1 Election of the Board. The written election by the Board to dissolve the Company. 12.1.2 Sale of Assets. The sale of all (or substantially all) of the Company’s assets as provided in Section 13.8 12.1.3 Judicial Dissolution. The entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Without limitation on the other provisions hereof, the withdrawal, retirement, resignation, expulsion or dissolution of any Member, the occurrence of a Bankruptcy Event with respect to a Member, the assignment of all or any part of a Member’s interest in the Company, the occurrence of any event that terminates the continued membership of a Member under the Act or the admission of a new Member shall neither dissolve the Company nor discontinue the business of the Company. Except as otherwise provided in this Agreement: (A) without the approval of the Members, no Member may retire, resign or withdraw from the Company; and (B) a withdrawing Member shall not be entitled to receive any distributions and shall not otherwise be entitled to receive the fair value of its membership interest in the Company. Section 12.2 Procedure. In the event of the dissolution of the Company for any reason, the “Winding-Up Member” (i.e., Manager) shall commence to wind up the affairs of the Company and to liquidate its investments. The Members shall continue to share profits, losses, gain or loss on sale or disposition, and Distributable Cash during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Winding-Up Member shall have discretion to determine in good faith the time, manner and terms of any sale or sales of the assets of the Company pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. To the fullest permitted by law, the Company shall distribute the funds in a manner consistent with the intent of the other provisions of Section 2.5 12.2.1 Debt and Liabilities. Following the satisfaction of all debts and liabilities of the Company and all expenses of liquidation (whether by payment or the making of reasonable provision for payment thereof), the Distributable Cash shall be distributed in accordance with Sections 4.1 and 4.2, as applicable, and the other applicable provisions of this Agreement (after deducting from the distributive share of a Member any sum such Member owes the Company or the other Member).

099999\14127737v20 48 12.2.2 Distribution from Company Assets. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and its Capital Contributions thereto and shall have no recourse therefor (in the event of any deficit in a Member’s “Book Capital Account” (as defined in the Tax Appendix) or otherwise) against the other Member; provided that nothing herein contained shall relieve any Member of such Member’s obligation to make the Capital Contributions herein provided or to pay or perform all obligations, liabilities and indebtedness owing the Company or the other Member by such Member, and the Company and the other Member shall be entitled at all times to enforce such liabilities and obligations of such Member. No holder of a Company interest shall have any right to demand or receive property other than cash upon dissolution of the Company. 12.2.3 Cancellation of Certificate. Upon the completion of the winding up of the Company and the distribution of all Company funds, the Winding-Up Member shall have the authority to execute and record a certificate of cancellation of the certificate of formation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company, and the Company shall terminate. ARTICLE XIII FORCED LIQUIDATION Section 13.1 Forced Liquidation Notice. Subject to the terms and conditions set forth in this Agreement, either Investor or Builder (the “FL Triggering Member”) may trigger the operation of this Section 13.1 by delivering written notice (in each case, the “Forced Liquidation Notice”) to the other Member (the “Non-Triggering Member”) after the fifth anniversary of the date on which the Company or a Subsidiary Entity acquired title to the first Approved Project. No Forced Liquidation Notice may be rescinded once given without the written consent of all Members. If the Non-Triggering Member elects to acquire the FL Triggering Member’s interest in the Company (the “FL Triggering Member Membership Interest”), then within 60 days after receipt of a Forced Liquidation Notice, the Non-Triggering Member shall identify by written notice to Manager and the FL Triggering Member (a “Non-Triggering Member Valuation Notice”) a single value for all of the real property owned by the Company and the Subsidiary Entities as of the Date of Value as the basis for the calculation required under this Article XIII (a “Non-Triggering Member Valuation”), which calculation shall include Non-Triggering Member’s calculation of the Buy Price for the FL Triggering Member Membership Interest. Non- Triggering Member’s calculation of the Buy Price based on the Non-Triggering Member Valuation shall be subject to verification and correction if it does not correctly reflect the calculations required by this Agreement. Section 13.2 Responsive Notice. 13.2.1 Failure to Deliver Non-Triggering Member Valuation Notice. If Non- Triggering Member fails to provide a Non-Triggering Member Valuation Notice, FL Triggering Member may cause the Company and each Subsidiary Entity to market and sell the portfolio of Approved Projects (the “Remaining Portfolio”) in accordance with Section 13.8 below.

099999\14127737v20 49 13.2.2 FL Triggering Member Determination. If Non-Triggering Member provides a Non-Triggering Member Valuation and FL Triggering Member disagrees with such Non-Triggering Member Valuation, FL Triggering Member and Non-Triggering Member shall negotiate in good faith to determine a mutually acceptable valuation (a “Mutual Valuation”) during the 45-day period following the date of the Non-Triggering Member Valuation Notice (the “Responsive Notice Period”). Prior to the expiration of the Responsive Notice Period, FL Triggering Member shall deliver to Non-Triggering Member a responsive notice (the “Responsive Notice”) electing either of the following (if FL Triggering Member fails to respond prior to the expiration of the Responsive Notice Period, FL Triggering Member shall be deemed to have elected to proceed under clause A below): A. To value the Remaining Portfolio and, if the Fair Market Value is greater than the Non-Triggering Member Valuation, to market and sell the Remaining Portfolio in accordance with Section 13.8 below if Non-Triggering Member does not elect to purchase FL Triggering Member’s interest for the Buy Price using the Fair Market Value in accordance with clause (i) of Section 13.3; or B. To sell the FL Triggering Member Membership Interest at the Buy Price using the Non-Triggering Member Valuation or the Mutual Valuation as set forth in the Responsive Notice. No Responsive Notice may be rescinded once given without the written consent of all Members (even if the calculation of the Buy Price initially calculated by Manager, Non- Triggering Member or FL Triggering Member is incorrect). Section 13.3 FL Triggering Member Determination. If FL Triggering Member elects (or is deemed to have elected) to proceed under Section 13.2.2A, then within 30 days after the expiration of the Responsive Notice Period, (A) the Members shall engage a single appraiser to determine the Fair Market Value of the Remaining Portfolio or (B) each Member shall select an appraiser to determine the Fair Market Value of the Remaining Portfolio (in accordance with the procedures set forth in the defined term “Fair Market Value”) if the Members are unable to agree upon a single appraiser. After the Fair Market Value has been determined, if the Fair Market Value is less than the Non-Triggering Member Valuation, Non-Triggering Member shall acquire FL Triggering Member’s interest for the Buy Price using the Non-Triggering Member Valuation. If the Fair Market Value is greater than the Non-Triggering Member Valuation, Non-Triggering Member may elect to either (i) acquire FL Triggering Member’s interest for the Buy Price using the Fair Market Value or (ii) cause the Company and each Subsidiary Entity to sell the Remaining Portfolio in accordance with Section 13.8 below. Section 13.4 Loans. If a Loan becomes due as a result of the Buy/Sell Closing or at the time of closing any indebtedness of the Company or a Subsidiary Entity is prepaid (any such indebtedness shall be collectively “Accelerated Debt”), then the Company indebtedness used to determine the Buy Price (i.e., the amount of indebtedness deducted for the hypothetical liquidation) shall include all prepayment penalties and yield maintenance payments due on Accelerated Debt as of the date of Buy/Sell Closing. If the above calculations result in a Buy Price that is zero or a negative number, the Buy Price shall be deemed to be $100.

099999\14127737v20 50 Section 13.5 Closing Process. 13.5.1 Closing Date. The closing for the sale of the FL Triggering Member Membership Interest (the “Buy/Sell Closing”) shall be conducted through a national title company if the Members mutually agree to use a formal escrow agent (as opposed to not using an escrow agent). The closing date (the “Buy/Sell Closing Date”) shall be (A) the date that is 60 days from the determination of the Buy Price, or (B) an earlier date selected by Non-Triggering Member after the determination of the Buy Price. The Buy/Sell Closing shall take place on the Buy/Sell Closing Date. 13.5.2 Payment of Buy Price. The Buy Price for the FL Triggering Member Membership Interest shall be paid in immediately available funds. 13.5.3 Transfer of Interest. FL Triggering Member shall transfer its membership interest in the Company to Non-Triggering Member (or its designee) free and clear of all liens and encumbrances. The assignment of membership interests shall be in the form of Exhibit J (the “Membership Assignment”). A creditworthy Affiliate of FL Triggering Member shall join the Membership Assignment to guaranty that each of the representations and warranties set forth therein are true, correct and complete. For the purposes of this Section 13.5.3, (A) Builder hereby agrees that Investor Guarantor, is an approved creditworthy Affiliate of Investor and (B) Investor hereby agrees that TM Guarantor, is an approved creditworthy Affiliate of Builder. Non-Triggering Member shall be entitled to require FL Triggering Member to transfer the FL Triggering Member Membership Interest to Non-Triggering Member’s affiliate or designee. Prior to the Buy/Sell Closing, the Members shall use commercially reasonable efforts (without implying any obligation to expend additional funds) to obtain a release of FL Triggering Member and its Affiliates with respect to liabilities under Loan Guaranties relating to matters first arising from and after the Buy/Sell Closing (such liabilities are referred to herein as “Post-Closing Liabilities”). If the Members are unable to obtain the release of FL Triggering Member and its Affiliates with respect to Post-Closing Liabilities, FL Triggering Member and its Affiliates shall be indemnified under the Backstop Agreement. 13.5.4 Accounting. Not later than 10 days before the Buy/Sell Closing Date, Manager shall direct the Accountant to provide the Members with balance sheets for the Company and each Subsidiary Entity as of the Buy/Sell Closing Date showing all items of income and expense of the Company and each Subsidiary Entity earned or accrued as of the Buy/Sell Closing Date. 13.5.5 Assurances. Each Member agrees to cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the FL Triggering Member Membership Interest. 13.5.6 Closing Costs; Prorations. A. Each party shall pay its own legal fees.

099999\14127737v20 51 B. Closing costs shall be borne by the party who customarily bears such costs in the jurisdiction where the Approved Project is located when real property is sold or purchased (as opposed to the sale and purchase of a membership interest) as if the Company or a Subsidiary Entity is the seller, on the one hand, and Non- Triggering Member is the buyer, on the other hand. Real estate taxes and special assessments on the Approved Project shall be prorated on the basis of the taxes and assessments paid for the most recent fiscal year that has been assessed and billed. If the actual taxes and special assessments for the year of the Buy/Sell Closing are not determinable at the Buy/Sell Closing, taxes and special assessments shall be re- prorated promptly after issuance of the tax bill for the year of closing. Collected rents and expense pass-throughs shall be adjusted to the date of the Buy/Sell Closing in the manner customary in the jurisdiction where the Approved Project is located. Management or development fees, insurance, debt service and other operating costs through the date of the Buy/Sell Closing shall be prorated and adjusted as of the Buy/Sell Closing. All adjustments shall be made on the basis of good faith estimates of the Members using currently available information, and final adjustment shall be made promptly after precise figures are determined or available, and in any event within 90 days after the Buy/Sell Closing. All prorations and adjustments shall be made without duplication and in a manner consistent with customary practice in the jurisdiction in which the Approved Project is located. Any disagreement between Non-Triggering Member and FL Triggering Member in such prorations and adjustments or otherwise in the calculation of the final net payment due FL Triggering Member shall be conclusively resolved by the Accountant. C. The Buy Price shall be reduced by any distributions made by the Company to FL Triggering Member during the period between the determination of the Buy Price and the Buy/Sell Closing. Section 13.6 Reasonableness of Forced Liquidation Rights. The Members hereby expressly acknowledge and agree that the rights to acquire the FL Triggering Member Membership Interests in accordance with this Article XIII (the “Buy-Out Rights”) are not intended to be a penalty, but have been established as the result of an arm’s-length negotiation and in recognition of the fact that the such interests represent illiquid interests in a privately held company. Without limiting the foregoing, the Members acknowledge and agree that: (A) the Buy-Out Rights are a material inducement to each Member’s willingness to enter into this Agreement and to make capital contributions to the Company; (B) each Member has received a material economic benefit from the actions described in clause (A) above; (C) each Member has carefully read and considered all of the terms and conditions of the Buy-Out Rights and agrees that they are reasonable and proper; (D) were any Member to materially breach its obligation to transfer its interest in the Company in accordance with the terms of this Agreement, the damage to the other Member would be irreparable and such other Member’s remedies at law would be inadequate and, in the event of any breach of any of such obligations, and in addition to its remedies at law, such other Member shall be entitled to obtain (and the other Member shall not oppose) equitable relief in the form of specific performance or other appropriate equitable remedies, without having to post bond; and (E) in the event that any provision of the Buy-Out Rights shall be determined by any

099999\14127737v20 52 court of competent jurisdiction to be unenforceable, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Section 13.7 Transition of Operations. If Non-Triggering Member is acquiring the FL Triggering Member Membership Interest under this Article XIII, Non-Triggering Member shall no longer need approval from FL Triggering Member or the Board during the period between the determination of the Buy Price and the Buy/Sell Closing. Section 13.8 Sale of Remaining Portfolio. 13.8.1 Third-Party Offered Terms. If Non-Triggering Member does not elect to acquire the FL Triggering Member Membership Interest as provided in this Article XIII, then the Remaining Portfolio shall be marketed to a third-party purchaser. If the Company or, if applicable, a Subsidiary Entity receives Third-Party Offered Terms for the Remaining Portfolio (or an Approved Project within the Remaining Portfolio) that are reasonably acceptable to FL Triggering Member, then the Company or, if applicable, the Subsidiary Entity shall offer the Remaining Portfolio (or such Approved Project within the Remaining Portfolio) to Non-Triggering Member on the same terms as the Third-Party Offered Terms. 13.8.2 Non-Triggering Member Election to Purchase. If Non-Triggering Member accepts the Third-Party Offered Terms within 15 days after Non-Triggering Member receives written notice of the Third-Party Offered Terms, then the Company or the applicable Subsidiary Entity, on the one hand, and Non-Triggering Member, on the other hand, shall enter into a Disposition PSA with respect to the Remaining Portfolio (or an Approved Project within the Remaining Portfolio) based on the Third-Party Offered Terms. After a Disposition PSA is executed, the terms of the Disposition PSA shall govern the sale of the Remaining Portfolio or such Approved Project within the Remaining Portfolio that is the subject of such Disposition PSA. 13.8.3 Non-Triggering Member Election to Sell. If Non-Triggering Member fails to deliver written notice within the 15-day period or elects not to purchase the Remaining Portfolio or such Approved Project within the Remaining Portfolio based on the Third-Party Offered Terms, then the Company or the applicable Subsidiary Entity, on the one hand, and the applicable third-party purchaser, on the other hand, shall enter into a Third-Party PSA for the Remaining Portfolio or such Approved Project within the Remaining Portfolio based on the Third-Party Offered Terms within 60 days after the expiration of such 15-day period. If (A) the Third-Party PSA is not entered into within such 60-day period, (B) the Non-Refundability Condition is not timely satisfied, or (C) the Third-Party PSA is otherwise terminated prior to the closing under the Third-Party PSA, the procedure under this Section 13.8 shall be repeated (i.e., Non-Triggering Member shall have a right of first refusal based on the Third-Party Offered Terms received by the Company or the applicable Subsidiary Entity). ARTICLE XIV CERTAIN INCORPORATED MATTERS.

099999\14127737v20 53 Section 14.1 Income Tax Matters. Each and all of the provisions of the Tax Appendix are incorporated herein and shall constitute part of this Agreement. The Tax Appendix shall provide for, among other income tax matters, the establishment and maintenance of Book Capital Accounts, and allocations for “book” and “tax” purposes. The Company shall be operated as a partnership, with the Members as the “partners” of such partnership, solely for federal, state and relevant local income tax purposes. ARTICLE XV MISCELLANEOUS. Section 15.1 Notices. Any notice which a party is required or may desire to give the other party shall be in writing and may be delivered (A) personally, (B) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (C) by electronic email, provided that in the case of clause (C), (i) the party sending such notice shall not have received an automatic reply stating that the recipient of such notice is unavailable, out of the office or otherwise not in receipt of such electronic mail, and (ii) if such notice is a Material Notice, such delivery shall be followed within two business days of such email by delivery of such notice pursuant to clause (A) or (B) above unless the recipient thereof acknowledges receipt of such email (either by expressly acknowledging receipt thereof or by affirmatively replying thereto – the parties shall act reasonably to acknowledge receipt of electronic mail to avoid additional costs and inconveniences associated with personal delivery or overnight courier). Any such notice to a party shall be addressed at the address set forth below the name of such party on the signature pages at the end of this Agreement (subject to the right of a party to designate a different address for itself by notice similarly given). Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused) as confirmed by the courier/delivery service if by courier or delivery; provided, however, that if such actual delivery occurs after 5:00 p.m. (local time where received) or on a non-business day, then such notice or communication so made shall be deemed effective on the first business day after the day of actual delivery. Section 15.2 Acknowledgement by Members. Each Member acknowledges the following: (A) it is familiar with the business proposed to be conducted by the Company; (B) it has been advised that its interest in the Company may not be sold, transferred, or otherwise disposed of except as provided in this Agreement; (C) it understands that its interest in the Company has not been registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), or any State securities laws, in reliance on an exemption for private offerings or the fact that it is not a security and if its interest in the Company is a security, such Member may not be able to resell it unless it is registered under the Securities Act and applicable State securities laws or unless an exemption from such registration is available; (D) it is a “sophisticated investor” with substantial prior experience in high-risk business investments of the type described in this Agreement and is aware of and familiar with the risks associated with a private limited liability company and would qualify as an “accredited investor” as such is defined in Rule 501 of Regulation D, as enacted pursuant to Sections 3(b) and 4(2) of the Securities Act; (E) it is acquiring its interest in the Company for its own account, for investment only and with no present intention of distributing, reselling, pledging, or otherwise disposing of its interest; and (F) that it is familiar with the type of investment which its interest in the Company constitutes and

099999\14127737v20 54 has reviewed the acquisition of such interest with its tax and independent legal counsel and investment representatives to the extent it deems necessary. Section 15.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party). Section 15.4 Time is of the Essence. Subject to Section 15.13, time is of the essence with respect to this Agreement. Section 15.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties. This Agreement supersedes any prior agreement or understandings between the parties. Section 15.6 Amendments. This Agreement may be amended by written agreement of amendment executed by all Members, but not otherwise, unless expressly provided herein. Section 15.7 Governing Law; Venue; Jury Trial Waiver. 15.7.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without regard to conflicts of laws). 15.7.2 Venue. Each of the parties hereto irrevocably and unconditionally agrees (A) to be subject to the exclusive jurisdiction of the courts of the State of Delaware and of the U.S. federal courts sitting in the State of Delaware, and (B)(i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other party or parties hereto of the name and address of such agent, and (ii) that service of process may, to the fullest extent permitted by law, also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clause (B)(i) or (B)(ii) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such party within the State of Delaware. FOR PURPOSES OF IMPLEMENTING THE PARTIES’ AGREEMENT TO APPOINT AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF DELAWARE, EACH MEMBER THAT HAS NOT AS OF THE DATE HEREOF ALREADY DULY APPOINTED SUCH AN AGENT DOES HEREBY APPOINT NATIONAL REGISTERED AGENTS, INC., 160 GREENTREE DRIVE, SUITE 101, DOVER, DELAWARE 19904, AS SUCH AGENT. 15.7.3 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH MEMBER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR

099999\14127737v20 55 RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each Member acknowledges that it has been informed by the other Members that the foregoing sentence constitutes a material inducement upon which the other Members have relied and will rely in entering into this Agreement. Each Member may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury. Section 15.8 Successors and Assigns. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns. Section 15.9 Captions. Captions contained in this Agreement in no way define, limit or extend the scope or intent of this Agreement. Section 15.10 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to the Persons or circumstances, shall not be affected thereby. Section 15.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Section 15.12 Certain Terminology. 15.12.1 Including. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words “, without limitation,” immediately followed the same. 15.12.2 Reference. Except as otherwise indicated, all Article, Section, Appendix and Exhibit references in this Agreement shall be deemed to refer to the Sections and Articles in, and the Exhibits and Appendices to, this Agreement. 15.12.3 Herein. Wherever the words “herein” or “hereunder” appear in this Agreement, they shall be interpreted to mean “in this Agreement” or “under this Agreement”, respectively. 15.12.4 Discretion. As used herein, “in its sole discretion” or “in its discretion” or “in its sole and absolute discretion” or under a grant of similar authority or latitude, such Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person and may act in a manner adverse to the Company or any other Person. Section 15.13 Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by

099999\14127737v20 56 a particular date that ends or occurs on a non-business day (i.e., Saturday, Sunday or a holiday recognized by the U.S. federal government or the states in which the Approved Projects are located), then such period or date shall be extended until the immediately following business day. A “business day” as used herein shall mean any day other than a Saturday, Sunday or any day on which commercial banks are closed in the states in which the Approved Projects are located. Section 15.14 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto; until such time, neither Builder nor Investor shall have any obligation or liability with respect to the transactions described herein and neither Builder nor Investor shall be permitted to rely on any correspondence or communication (verbal, electronic or otherwise) as a commitment or agreement of any type on the part of the other party or any of its Affiliates with respect to the transactions described herein. Section 15.15 Confidentiality. The Members shall keep the terms of this Agreement confidential except for (A) disclosure to such Member’s legal counsel, accountants, financial advisors, lenders, investors and any prospective investors (provided that such Member instructs the recipient to keep the information confidential, it being understood that any breach by any such recipient shall be deemed to constitute a material breach by such Member disclosing such information), (B) public disclosures which such Member determines to be necessary in order to fulfill the disclosure obligations of such Member or its Affiliates imposed by law, legal process or the rules of any national securities exchange or automated quotation system, and (C) disclosure to defend, institute or enforce such Member’s rights and remedies under this Agreement. This Section 15.15 shall survive the termination of the Agreement, the liquidation of the Company, the dissolution of the Company, the withdrawal, resignation or retirement of a Member from the Company, the transfer of a Member’s interest in the Company and the liquidation of a Member’s interest in the Company. Section 15.16 Legal Representation. 15.16.1 CCN. Members acknowledge and agree that Cox Castle & Nicholson LLP (“CCN”) has represented and may (in the future) represent Builder and certain of its Affiliates in connection with (A) this Agreement, (B) all other agreements contemplated by this Agreement or pertaining to the Proposed Projects, the Proposed Competitive Projects, the Approved Projects, the Company and the Subsidiary Entities, and (C) unrelated matters. From time to time, CCN shall provide legal services to Builder or certain of its Affiliates with respect to the Proposed Projects, the Proposed Competitive Projects, the Approved Projects, the Company, the Subsidiary Entities and related matters at fees and costs to be paid by Builder, the Company, the Subsidiary Entities or certain of their Affiliates. In no event shall an attorney/client relationship exist between CCN, on the one hand, and the Company, a Subsidiary Entity, Investor or any of their Affiliates, on the other hand, as a result of any such representation. CCN shall be permitted to render legal advice and to provide legal services to the Company and the Subsidiary Entities from time to time, and each Member covenants and agrees that such representation of the Company or a Subsidiary Entity by CCN shall not: (i) result in the existence of an attorney/client relationship between CCN, on the one hand, and the Company, a Subsidiary Entity,

099999\14127737v20 57 Investor or their Affiliates, on the other hand; or (ii) disqualify CCN from providing legal advice and legal services as set forth in this Section 15.16.1 at any time in the future. 15.16.2 K&E. Members acknowledge and agree that Kirkland & Ellis LLP (“K&E”) has represented and may (in the future) represent Investor and certain of its Affiliates in connection with (A) this Agreement, (B) all other agreements contemplated by this Agreement or pertaining to the Proposed Projects, the Proposed Competitive Projects, the Approved Projects, the Company and the Subsidiary Entities, and (C) unrelated matters. From time to time, K&E shall provide legal services to Investor or certain of its Affiliates with respect to the Proposed Projects, the Proposed Competitive Projects, the Approved Projects, the Company, the Subsidiary Entities and related matters at fees and costs to be paid by Investor, the Company, the Subsidiary Entities or certain of their Affiliates. In no event shall an attorney/client relationship exist between K&E, on the one hand, and the Company, a Subsidiary Entity, Builder or any of their Affiliates, on the other hand, as a result of any such representation. K&E shall be permitted to render legal advice and to provide legal services to the Company and the Subsidiary Entities from time to time, and each Member covenants and agrees that such representation of the Company or a Subsidiary Entity by K&E shall not: (i) result in the existence of an attorney/client relationship between K&E, on the one hand, and the Company, a Subsidiary Entity, Builder or their Affiliates, on the other hand; or (ii) disqualify K&E from providing legal advice and legal services as set forth in this Section 15.16.2 at any time in the future. 15.16.3 Survival. This Section 15.16 shall survive the termination of the Agreement, the liquidation of the Company, the dissolution of the Company, the withdrawal, resignation or retirement of a Member from the Company, the transfer of a Member’s interest in the Company and the liquidation of a Member’s interest in the Company. Section 15.17 Environmental, Social and Governance. 15.17.1 Policies. Builder has adopted certain environmental, social and governance policies, statements and procedures, including those policies, statements and procedures published in the Taylor Morrison Environmental, Social and Governance Report 2020 and on the Taylor Morrison website (https://www.taylormorrison.com/) (such policies procedures and any future policies and procedures adopted by Builder, each an “ESG Policy” and together, the “ESG Policies”). While the ESG Policies often share the same general goals of supporting a healthy environment, advancing social equality and dignity, and promoting good corporate governance principles, the means by which a Person chooses to achieve these objectives and the balance a Person strikes between these objectives and other objectives, such as business and financial objectives, can vary significantly. Manager recognizes the benefits of following good environmental, social and corporate governance policies and expects that in many cases these objectives should align with the business, financial and other objectives that Manager will take into consideration in managing the Company and the Subsidiary Entities. Because Manager must balance these competing policies and objectives, Manager will use commercially reasonable efforts to comply with the ESG Policies and agrees to consider such ESG Policies in conjunction with any other such policies when managing the Company. Failure

099999\14127737v20 58 to comply with the ESG Policies shall not be a breach on the part of Manager or subject Manager to damages, unless such non-compliance violates another unrelated provision of this Agreement. 15.17.2 Information. Manager shall provide Investor, upon Investor’s written request, such information available to Manager that is reasonably requested by Investor so that Investor may monitor Investor’s compliance with Investor’s own environmental, social and governance current and future reporting requirements (e.g., requirements of being a member of Principles for Responsible Investment) with respect to the Proposed Projects and the Proposed Competitive Projects, including a copy of each Taylor Morrison Environmental, Social and Governance Report issued by TMHC or its Affiliate. In the event Investor requires additional environmental, social or governance investigations or audits of the Proposed Projects or the Proposed Competitive Projects, Investor will do so at its sole cost and expense and Manager will reasonably cooperate with Investor’s efforts. [SIGNATURES CONTINUED ON NEXT PAGE]

099999\14127737v20 S-1 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written. BUILDER: TM BTR VENTURE LLC, a Delaware limited liability company By /s/ Darrell C. Sherman____ Name: Darrell C. Sherman Title: EVP, CLO, Secretary Address: c/o Taylor Morrison Home Corporation 4900 N. Scottsdale Road, Suite 2000 Scottsdale, Arizona 85251 Attention: Ryan Huey Email: [__] Telephone: [__] With Copy to: c/o Taylor Morrison Home Corporation 4900 N. Scottsdale Road, Suite 2000 Scottsdale, Arizona 85251 Attention: Darrell Sherman Email: [__] Telephone: [__] With Copy to: Cox, Castle & Nicholson LLP 2029 Century Park East, 21st Floor Los Angeles, California 90067 Attention: Matthew L. Levy, Esq. Email: [__] Telephone: [__]

099999\14127737v20 S-2 INVESTOR: VP MOONDANCE HOLDINGS LLC, a Delaware limited liability company By: Värde Partners, Inc. a Delaware corporation, its Manager By____/s/ Brendan Bosman _________ Name: __Brendan Bosman__________ Title: __Senior Managing Director___ Address: c/o VÄRDE Partners, Inc. 901 S Marquette Avenue, Suite 3300 Minneapolis, Minnesota 55402 Attention: Brendan Bosman Email: [__] Telephone: [__] With Copy To: Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 Attention: Rachel S. Brown Email: [__] Telephone: [__] Kirkland & Ellis LLP 1601 Elm Street Dallas, Texas 75201 Attention: Andrew R. Van Noord Email:[__] Telephone: [__]

099999\14127737v20 1 Limited Liability Company Agreement of TMVP BTR VENTURE LLC, LLC EXHIBITS A – Investment Parameters B – Tax Appendix C – Form of Assignment Agreement D – Required PSA Terms E – Form of Backstop Agreement F – Major Decisions G -1 – Form of Monthly Reports G -2 – Form of Quarterly Reports H – Form of Construction Management Agreement I – List of Excluded Projects J – Form of Membership Assignment K – Minimum Insurance Requirements L – Form of Contribution Agreement